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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Deckers Outdoor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 13, 2011

Dear Stockholder:

        We cordially invite you to attend our 2011 Annual Meeting of Stockholders to be held at 3:00 p.m., local time, on Tuesday, May 31, 2011 at Deckers Outdoor Corporation's headquarters, 495-A South Fairview Avenue, Goleta, California 93117.

        You may have noticed significant changes in the way we are providing proxy materials to our stockholders in connection with our Annual Meeting. This is because we have elected to provide access to our proxy material over the Internet under the Securities and Exchange Commission's "notice and access" rules. These rules allow us to make our stockholders aware of the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. We believe compliance with these rules will allow us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and significantly reducing the environmental impact of our Annual Meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible using one of the voting methods we have provided to you. You may vote over the Internet or, if you requested to receive printed proxy materials, by telephone or by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

        Thank you for your ongoing support of Deckers Outdoor Corporation. We look forward to seeing you at our Annual Meeting.

Sincerely,
/s/ ANGEL R. MARTINEZ Angel R. Martinez Chair of the Board, President and Chief Executive Officer

 2011 Proxy Summary

        This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	3:00 p.m., May 31, 2011
• Place	Deckers Outdoor Corporation Corporate Headquarters
495-A South Fairview Avenue
Goleta, California 93117
• Record Date	April 4, 2011
• Voting	Stockholders as of the record date are entitled to vote.

Meeting Agenda

  •
  Election of 8 directors

  •
  Ratification of KPMG as independent registered public accounting firm for 2011

  •
  Re-approve the material terms of the performance goals under our 2006 Equity Incentive Plan

  •
  Advisory vote on executive compensation

  •
  Advisory vote on the frequency of future advisory votes on executive compensation

  •
  Transact other business that may properly come before the meeting

Voting Matters

Proposal No.	Matter	Board Vote Recommendation	Page Reference (for more detail)
1	Election of Directors	FOR EACH DIRECTOR NOMINEE	5
2	Ratification of KPMG LLP as Independent Registered Public Accounting Firm for 2011	FOR	48
3	Reapprove Performance Goals under 2006 Equity Incentive Plan	FOR	50
4	Advisory Vote on Executive Compensation	FOR	58
5	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	FOR EVERY YEAR	59

        The following is summary information with respect to each of the proposals to be voted on at the meeting.

Board Nominees

        The following table provides summary information about each director nominee. Each director nominee is elected annually by a plurality of votes cast.

Name	Age	Director Since	Occupation	Experience/Qualification	Independent
Angel R. Martinez	55	2005	Chair, President & CEO,	• Leadership
			Deckers Outdoor	• Industry
			Corporation	• Marketing
Rex A. Licklider	67	1993	CEO & Vice Chair, The	• Leadership
			Sports Club Company	• Marketing	X
John M. Gibbons(1)(2)	62	2000	Independent Consultant	• Leadership
				• Finance	X
John G. Perenchio(1)(3)	55	2005	Private Investor and Chairman,	• Leadership
			Fearless Records LLC	• Legal
				• Marketing	X
Maureen Conners(1)(3)	64	2006	President, Conners	• Leadership
			Consulting	• Industry
				• Marketing
				• International	X
Ruth M. Owades(3)	62	2008	Corporate Director	• Leadership
				• Industry
				• Marketing	X
Karyn O. Barsa(2)	49	2008	CEO, Coyuchi, Inc.	• Leadership
				• Industry
				• Finance
				• Marketing	X
Michael F. Devine, III	52	2011	CFO, Coach, Inc.	• Leadership
				• Industry
				• Finance	X

(1)
Member of Compensation and Management Development Committee

(2)
Member of Audit Committee

(3)
Member of Corporate Governance and Nominating Committee

        No director nominee who is a current director attended fewer than 75% of the Board meetings and committee meetings on which he or she sits.

Auditors

        As a matter of good corporate governance, we are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2011. Set forth below is summary information with respect to KPMG's fees for services provided in 2010 and 2009.

Type of Fees	2010	2009
Audit Fees	$1,235,000	$1,200,000
Audit-Related Fees	—	—
Tax Fees	$18,000	$41,000
All Other Fees	—	—

Total	$1,253,000	$1,241,000

Re-approve the material terms of the performance goals under our 2006 Equity Incentive Plan

        We are asking our stockholders to re-approve the material terms of the performance goals under our 2006 Equity Incentive Plan. This re-approval is required under Internal Revenue Service regulations in order to preserve the Company's federal income tax deduction when payments related to these awards are made to certain executive officers. We are not seeking approval for any changes to the Plan and re-approval will not increase the number of shares available under the Plan or otherwise represent an enhancement to executive compensation.

Executive Compensation Advisory Vote and Its Frequency

        We are asking our stockholders to approve on an advisory basis our named executive officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving our goals of paying for financial and operating performance, and aligning our executives' interests with those of our stockholders.

        The Board recommends that our stockholders vote in favor of holding the advisory vote on executive compensation EVERY YEAR.

Executive Compensation Elements

Type	Form	Terms
Equity	• Annual Short-Term Equity Awards (Nonvested Stock Units or "NSUs")	• If performance goals are achieved, NSUs vest over a period of approximately 3 years
	• Long-Term Incentive Equity Awards—Level 1 and Level 2 (includes Restricted Stock Units or "RSUs" and Stock Appreciation Rights or "SARs")	• RSUs and SARs have performance periods (approximately 5 years for Level 1 and approximately 10 years for Level 2) with 2 objective performance measures
Cash	• Salary	• Increases must be approved by compensation committee
	• Annual Cash Incentive Plan Awards	• Based on quantitative and qualitative goals
	• Discretionary Bonus	• Not guaranteed; Determined by compensation committee based on year-end results
Other	• Perquisites	• Generally benefits provided to executives mirror those provided to all employees

Other Key Compensation Features

  •
  No tax gross-ups as a result of termination following a change of control

  •
  Prohibit hedging and speculative transactions with respect to our stock

  •
  Stock ownership guidelines for our named executive officers and directors

  •
  "Double Trigger" event required for severance benefits upon a change in control

  •
  Annual short-term equity awards granted in 2011 are subject to a Clawback Policy to be adopted by the Company following adoption of the relevant rules under Section 954 of the Dodd-Frank Act

2010 Compensation Decisions

        In every year since 2006, our annual revenue and diluted earnings per share have steadily increased. Throughout the past five years, our executive team has provided both the leadership and strategic vision to achieve this success.

        During fiscal 2010, we achieved a record $1.001 billion in net sales, a 23.1% increase over the prior year. Furthermore, our executive team successfully implemented strategic goals for our continued long-term success. These goals include broadening the Teva® brand's appeal through product innovation; completing various phases of our transition from a distributor to an international wholesale model in Japan, Benelux, France and UK; and continuing our multi-channel expansion in retail and eCommerce.

        Our executive compensation philosophy continues to focus on at-risk pay and limits annual guaranteed pay. Therefore, compensation increases for our executive officers are generally tied to the company's performance and each executive's contributions to that performance through their respective functions. At the same time, we balance our annual guaranteed pay with the at-risk pay so as to mitigate excessive risk taking to the company.

2012 Annual Meeting

  •
  Deadline for Stockholder Proposals December 17, 2011

DECKERS OUTDOOR CORPORATION
495-A South Fairview Avenue, Goleta, California 93117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 31, 2011

TO THE STOCKHOLDERS OF
DECKERS OUTDOOR CORPORATION:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), will be held at the Company's headquarters, 495-A South Fairview Avenue, Goleta, California, 93117, on Tuesday, May 31, 2011, beginning at 3:00 p.m., local time. The Annual Meeting will be held for the following purposes:

          1.    Election of Directors.    To elect eight (8) directors of the Company to serve until the Annual Meeting of Stockholders to be held in 2012.

          2.    Ratification of Appointment of Independent Registered Public Accounting Firm.    To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011.

          3.    Re-approve the material terms of the performance goals under our 2006 Equity Incentive Plan.    To re-approve the material terms of the performance goals under our 2006 Equity Incentive Plan in order to preserve the Company's federal income tax deduction when payments related to these awards are made to certain executive officers.

          4.    Advisory Vote on Executive Compensation.    To approve, by a non-binding advisory vote, our executive compensation program.

          5.    Advisory Vote on the Frequency of Advisory Votes on Executive Compensation.    To recommend, by a non-binding advisory vote, the frequency of advisory votes on our executive compensation program.

          6.    Other Business.    To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on April 4, 2011 as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Annual Meeting and any continuations, postponements or adjournments thereof. Only stockholders of record at the close of business on the Record Date are entitled to such notice and to vote, in person or by Proxy, at the Annual Meeting.

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled "How to Vote" in this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ ANGEL R. MARTINEZ Angel R. Martinez Chair of the Board, President and Chief Executive Officer

Goleta, California
April 13, 2011

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: April 15, 2011

495-A South Fairview Avenue
Goleta, California 93117

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 31, 2011

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Deckers Outdoor Corporation, a Delaware corporation (the "Company" or "Deckers"), for use at its Annual Meeting of Stockholders (the "Annual Meeting") to be held at 3:00 p.m., local time, on May 31, 2011, at the Company's headquarters, 495-A South Fairview Avenue, Goleta, California 93117, and any continuations, postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Proxy Card (the "Proxy") were first mailed to stockholders on or about April 15, 2011.

Annual Meeting Admission

        You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 4, 2011 the record date for the Annual Meeting, or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee or other nominee (i.e., in street name), you should provide proof of beneficial ownership as of April 4, 2011, such as your most recent account statement prior to April 4, 2011, a copy of the voting instruction card provided by your broker, bank, trustee or other nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

        Under rules issued by the U.S. Securities and Exchange Commission (the "SEC"), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On April 15, 2011, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report, each of which are available at www.proxyvote.com. The Notice also instructs our stockholders how to vote their shares through the Internet or by telephone.

        This new process is designed to expedite our stockholders' receipt of our proxy materials, lower the cost of our Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

How to Vote

        Stockholders of record can vote by Proxy or by attending the Annual Meeting and voting in person. If you vote by Proxy, you can vote by telephone, by Internet or by mail as described below. Zohar Ziv and Thomas A. George, the designated proxyholders (the "Proxyholders"), are members of the Company's management. If you are a beneficial owner (i.e., if you hold our shares in "street name"), please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which voting options are available to you.

        Vote by Internet.    You can vote by proxy over the Internet by following the instructions provided in the Notice. If you hold shares beneficially in "street name," you may vote by proxy over the Internet by following the instructions provided in the Notice or the proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 30, 2011 by visiting www.proxyvote.com and following the instructions. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice. If you vote by Internet, you do not need to return your proxy card.

        Vote by Telephone.    If you requested to receive printed proxy materials, you can vote by telephone pursuant to the instructions provided on the proxy card. If you hold shares beneficially in "street name" and requested to receive printed proxy materials, you can vote by telephone following the voting instruction card provided to you by your broker, bank, trustee or nominee. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 30, 2011. If you vote by telephone, you do not need to return your proxy card.

        Vote by Mail.    If you requested to receive printed proxy materials, you can vote by mail pursuant to the instructions provided on the proxy card. If you hold shares beneficially in "street name" and requested to receive printed proxy materials, you can vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee. In order to be effective, completed proxy cards must be received by 12:00 p.m. Eastern Time on May 31, 2011. If you choose to vote by mail, simply mark your Proxy, date and sign it, and return it in the business reply envelope provided with this Proxy Statement.

        Vote at the Annual Meeting.    The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you hold shares beneficially in "street name," you must obtain a Proxy, executed in your favor by your broker or nominee, to be able to vote at the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

Voting Rights

        Meeting Quorum.    In order to conduct business at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, in person or represented by Proxy, of holders of a majority of the outstanding shares of the Common Stock outstanding as of the Record Date, will constitute a quorum at the Annual Meeting. We will treat shares of Common Stock represented by a properly signed and returned Proxy, including abstentions and broker non-votes (each as defined below), as present at the Annual Meeting for the purposes of determining the existence of a quorum.

        Vote Required.    Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. The eight directors to be elected at the Annual Meeting (Proposal No. 1) will be elected by a plurality of the votes cast by stockholders present in person or represented by Proxy at the Annual Meeting and entitled to vote and voting. Proposal No. 2 regarding the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm, Proposal

No. 3 regarding the re-approval of the material terms of the performance goals under our 2006 Equity Incentive Plan, and Proposal No. 4 regarding the advisory vote on executive compensation, will each require the affirmative vote of a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote (assuming that a quorum is present). With respect to Proposal No. 5 regarding the frequency of future advisory votes on executive compensation, stockholders may vote for "one year," "two years" or "three years," or may abstain from voting. The option of one year, two years or three years that receives a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote will be the frequency for the advisory vote on executive compensation selected by our stockholders. In the absence of a majority of votes cast in support of any one frequency, the option of one year, two years or three years that receives the greatest number of votes will be considered the frequency selected by our stockholders. With respect to the advisory vote on executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation, each of these votes is advisory (non-binding), and the Board will give consideration to the voting results.

        Abstentions.    A stockholder may withhold authority to vote for one or more nominees for director and may abstain from one or more of the other matters to be voted on at the Annual Meeting. Shares for which authority is withheld or that a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares for which authority is withheld will have no effect on the voting for the election of directors (which requires a plurality of the votes cast). Shares that a stockholder abstains from voting will be included in the total of votes cast and have the same effect as a vote AGAINST Proposals No. 2, No. 3, No. 4 and No. 5.

        Broker Non-Votes.    If your shares are held by a broker, the broker will vote your shares for you if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. "Broker non-votes" are shares held by a broker or other nominee that are represented at the Annual Meeting, but with respect to which the broker or nominee has not received instructions from the beneficial owner of the shares to vote on the particular proposal and does not have discretionary voting power on the proposal. Whether a broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules. Brokers holding shares of record for beneficial owners generally are entitled to exercise their discretion to follow the recommendation of the Board of Directors and vote in favor of Proposal No. 2, but do not have the discretion to vote on Proposals No. 1, No. 3, No. 4 and No. 5 included in this Proxy Statement unless they receive other instructions from their customers. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting but will not be counted for purposes of determining the number of shares represented and voting with respect to a proposal. Accordingly, broker non-votes will have no effect on voting on the election of directors, on the ratification of the independent registered public accounting firm, on the re-approval of the material terms of the performance goals under our 2006 Equity Incentive Plan, on the advisory vote on our executive compensation, or on the advisory vote on the frequency of future advisory votes on executive compensation.

Revocation of Proxy

        A stockholder giving a Proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent Proxy, or by attending the Annual Meeting and voting in person. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. Subject to any such revocation, all shares represented by properly executed Proxies will be voted in accordance with the specifications on the enclosed Proxy.

Record Date

        In accordance with the Company's Bylaws, the Board of Directors has fixed April 4, 2011 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. As of the close of business on April 4, 2011, there were 38,677,632 shares of the Company's Common Stock outstanding and each share of Common Stock is entitled to one vote.

Procedures for Stockholder Nominations

        The Company's Bylaws provide that a stockholder seeking to nominate a candidate for election as director at an annual meeting of stockholders must provide timely advance written notice. To be timely, a stockholder's notice generally must be received at our principal executive office on or before the date 90 days prior to the scheduled date of the annual meeting or, if it is a later date, on or before the date seven days after the Company first publishes notice of the annual meeting.

        Under our Bylaws, a stockholder's notice of a proposed nomination for director to be made at an annual meeting must include the following information:

  •
  the name and address of the stockholder and any Stockholder Affiliate proposing to make the nomination and of the person or persons to be nominated;

  •
  the class and number of shares of the Company that are, directly or indirectly, beneficially owned by the stockholder or any Stockholder Affiliate and any derivative positions held or beneficially held by the stockholder or any Stockholder Affiliate and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Affiliate;

  •
  a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person nominated in the notice;

  •
  a description of all arrangements or understandings between the stockholder(s) or Stockholder Affiliate supporting the nomination and each nominee;

  •
  any other information concerning the proposed nominee(s) that the Company would be required to include in the Proxy Statement if the Board of Directors made the nomination;

  •
  the consent and commitment of the nominee(s) to serve as director;

  •
  for each nominee, a completed and signed questionnaire, in a form provided by the Company upon written request, with respect to the background and qualification of such person being nominated and the background of any other person or entity on whose behalf the nomination is being made;

  •
  for each nominee, a written representation and agreement, in the form provided by the Company upon written request, with regards to any voting commitments, compensatory arrangements with a third party and compliance requirements applicable to directors of the Company;

  •
  a description of all agreements, arrangements and understandings between the stockholder and Stockholder Affiliate and any other person, including their name, in connection with the nominee; and

  •
  whether the stockholder or any Stockholder Affiliate intends to conduct a proxy solicitation.

        For these purposes, "Stockholder Affiliate" means any person controlling, directly or indirectly, or acting in concert with, any stockholder making the nomination; any beneficial owner of shares of stock of the Company owned of record or beneficially by the stockholder making the nomination; and any person controlling, controlled by or under common control with the Stockholder Affiliate. The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Stockholder nominations submitted in accordance with the requirements of the Company's Bylaws will be forwarded to the Corporate Governance and Nominating Committee.

Other Business

        If any other matters are promptly presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional Proxies in favor of one or more of the proposals, the persons named as Proxyholders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the Proxy would be entitled to vote. At the date this Proxy Statement went to press, we did not anticipate that any other matter would be raised at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Company's Bylaws state that the Board of Directors shall consist of not less than one or more than nine members. The specific number of Board members within this range is established by the Board of Directors and is currently set at nine and will be reduced to eight effective upon the conclusion of the Annual Meeting. There are currently nine Board members, and all directors are elected annually.

        At the Annual Meeting, stockholders will be asked to elect eight directors of the Company to serve until the Company's next annual meeting of stockholders to be held in 2012 and until his or her successor is elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. The names and certain information concerning the persons nominated by the Board of Directors to become directors at the Annual Meeting are set forth below. Each of the proposed nominees currently serves as a member of the Board of Directors. Tore Steen, one of our current directors and a member of the Audit Committee of the Board, is not standing for re-election as director at the Annual Meeting, and his term of office on the Board of Directors will end effective upon the conclusion of the Annual Meeting.

        Accordingly, if all nominees for director are elected, then following the Annual Meeting, the Board of Directors will consist of eight members, and a majority of the Board of Directors and all members of each of its standing committees will continue to be "independent" under applicable regulations as described below. In addition, effective upon the conclusion of the Annual Meeting, Michael F. Devine, III, a current director, will become a member of the Audit Committee of the Board.

        The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by Proxy at the Annual Meeting. The persons named as Proxyholders in the enclosed Proxy will vote to elect all eight proposed nominees named below unless contrary instructions are given in the Proxy. Broker non-votes and Proxies marked "withheld" as to one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

        Although each of the persons named below has consented to serve as a director if elected, and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as Proxyholders in the enclosed Proxy will vote for any substitute nominee designated by the Board of Directors.

        None of the directors or nominees for director was selected pursuant to any arrangement or understanding, other than with the directors of the Company acting within their capacity as such. There are no family relationships among directors, nominees for director or executive officers of the Company.

Nominees for Director and Director Qualifications

        The names of the nominees for director and certain biographical information about them, including public company directorships over the last five years, are set forth below. In addition, information about the specific qualifications, attributes and skills of each nominee that led to the Board's conclusion that each nominee should serve as a director of the Company is set forth below. As detailed under "Nominating Procedures and Criteria" below, the Board believes that there are both general requirements for services on the Company's Board of Directors that are applicable to all directors and that there are other specialized criteria that should be represented on the Board.

Name	Age	Director Since	Principal Occupation
Angel R. Martinez	55	2005	Chair of the Board, President and Chief Executive Officer of the Company
Rex. A. Licklider	67	1993	Chief Executive Officer and Vice Chair of The Sports Club Company
John M. Gibbons(1)(2)	62	2000	Independent Consultant
John G. Perenchio(1)(3)	55	2005	Private Investor and Chairman of Fearless Records LLC
Maureen Conners(1)(3)	64	2006	President of Conners Consulting
Ruth M. Owades(3)	62	2008	Corporate Director
Karyn O. Barsa(2)	49	2008	Chief Executive Officer of Coyuchi, Inc.
Michael F. Devine, III	52	2011	Chief Financial Officer of Coach, Inc.

(1)
Current Member of the Compensation and Management Development Committee

(2)
Current Member of the Audit Committee

(3)
Current Member of the Corporate Governance and Nominating Committee

        Angel R. Martinez, age 55, joined Deckers in April 2005 as President and Chief Executive Officer. In September 2005, he became a director of the Company and in May 2008, he became Chair of the Board. Subject to his re-election as a director at the Annual Meeting, Mr. Martinez will remain Chair of the Board. Previously, Mr. Martinez was Chief Executive Officer and Vice Chair of Keen LLC, an outdoor footwear manufacturer, from January 2005 to March 2005, after serving as President and Chief Executive Officer from April 2003 to December 2004, and as an independent consultant since June 2002. Prior thereto he served as Executive Vice President and Chief Marketing Officer of Reebok International Ltd. and as Chief Executive Officer and President of The Rockport Company, a subsidiary of Reebok. Mr. Martinez has been a member of the Board of Directors of Tupperware Brands Corporation (NYSE:TUP) since 1998.

        The experiences above highlight the qualifications and skills that were among the most important to the Board in concluding that Mr. Martinez should serve as a director of the Company. These skills include, but are not limited to, the management of a public company; management in the footwear industry and in a consumer products company; and experience in sales and marketing, the international marketplace, private investments, luxury branding, merchandising, retailing and acquisitions.

        Rex A. Licklider, age 67, has served as a director since September 1993. Mr. Licklider has been director and Vice Chair of The Sports Club Company (Pink Sheets: SCYL), a developer and operator of health and fitness clubs, since May 1994. Mr. Licklider has served as the Chief Executive Officer of The Sports Club Company since March 2004 and as Co-Chief Executive Officer of The Sports Club Company from February 2002 to March 2004. From February 1992 to January 1993, Mr. Licklider was Chair of the Board of Resurgens Communications Group, a long distance telecommunications company, and from 1975 until February 1992, Mr. Licklider was Chair of the Board and Chief Executive Officer of Com Systems, Inc., a long distance telecommunications company that merged with Resurgens Communications Group in February 1992.

        The experiences above highlight the qualifications and skills that were among the most important to the Board in concluding that Mr. Licklider should serve as a director of the Company. These skills include, but are not limited to, management of a public company; and experience in sales and marketing, private investments, luxury branding and acquisitions.

        John M. Gibbons, age 62, has served as a director since June 2000. Mr. Gibbons has been an independent consultant since April 2004. From June 2000 to April 2004, Mr. Gibbons was Vice Chair of TMC Communications, Inc., a long distance, data and internet services provider, and was its Chief Executive Officer from June 2001 to April 2003. From June 2000 to June 2001, he was President of TMC Communications, Inc. He has served as a director of National Technical Systems, Inc., a provider of integrated testing, certification, quality registration and systems evaluation services, since September 2003. Mr. Gibbons was Vice Chair of Assisted Living Concepts, Inc., a national provider of assisted living services, from March 2000 to December 2001. Previously, Mr. Gibbons was employed by The Sports Club Company (Pink Sheets: SCYL), a developer and operator of health and fitness clubs, where he was Chief Executive Officer and a director from July 1999 to February 2000 and was President and Chief Operating Officer from January 1995 to July 1999.

        The experiences above highlight the qualifications and skills that were among the most important to the Board in concluding that Mr. Gibbons should serve as a director of the Company. These skills include, but are not limited to, managing a public company; managing a services company; and experience in financial matters, investment banking and commercial lending, private investments, luxury branding, retailing and acquisitions.

        John G. Perenchio, age 55, has served as a director since December 2005. Mr. Perenchio is a private investor. Beginning in 1999, he has held controlling interests in and has been the principal manager of various music industry companies. He currently is the Chairman and holds controlling interests in Fearless Records LLC, an independent rock music label and Fearmore Publishing, LLC. Since late 2009, Mr. Perenchio has been involved in the formation of Club Apparel, LLC, a start-up sports apparel company in which he holds a controlling interest. From 1990 to 2003, Mr. Perenchio served as an executive with Chartwell Partners, LLC, a family owned boutique investment and holding company specializing in the entertainment, media and real estate industries. From 1984 to 1990, Mr. Perenchio was a music executive and in-house counsel at Triad Artists, Inc., one of the then premier talent agencies in the world, and prior to that, from 1982 to 1984, practiced law as an attorney in California. From 1992 to 2007, Mr. Perenchio was a director of Univision Communications Inc., the leading Spanish-language media company in the United States.

        The experiences above highlight the qualifications and skills that were among the most important to the Board in concluding that Mr. Perenchio should serve as a director of the Company. These skills include, but are not limited to, legal expertise and training; experience as a director of a public company; management of a consumer products company; and experience in sales and marketing, the international marketplace, private investments, retailing and acquisitions.

        Maureen Conners, age 64, has served as a director since September 2006. Ms. Conners is President of Conners Consulting, which she founded in 1992. Conners Consulting has worked with companies such as Johnson & Johnson, Ralph Lauren Footwear, Rockport, Hewlett Packard, Monster.com, Polaroid, Bausch and Lomb, Southcorp Wines, and Western Union Money Zap, providing a range of services including marketing and strategic planning, new product and new business development, and global brand building. Prior to founding Conners Consulting, Ms. Conners held senior level marketing positions with several leading consumer companies, including Senior Vice President of Marketing, Girls Division at Mattel. Prior to that, she served as Director of Marketing, Men's Jean's Division at Levi Strauss, and Group Marketing Manager at Gillette. Ms. Conners has an MBA from the Wharton School of the University of Pennsylvania.

        The experiences above highlight the qualifications and skills that were among the most important to the Board in concluding that Ms. Conners should serve as a director of the Company. These skills include, but are not limited to, management in the apparel industry; management in a consumer products company; and experience in sales and marketing, the international marketplace, private investments, luxury branding, merchandising, retailing and acquisitions.

        Ruth M. Owades, age 62, has served as a director since May 2008. Ms. Owades' principal occupation is as a Corporate Director for various private companies, and she is a frequent lecturer and consultant on corporate governance. Since 2006, Ms. Owades has served as a director on the Western Advisory Board of Northern Trust Corporation. From 2002 to 2006, Ms. Owades was a director of Armstrong World Industries, a manufacturer and wholesaler of flooring, ceiling and cabinetry products. From 1997 to 2006, she was a director of the J. Jill Group, a women's apparel, accessory and footwear retailer, and between 1998 and 2005 she served as a director of Providian Financial Corporation. From 1988 until 2000, Ms. Owades was the Founder, CEO and Chair of Calyx & Corolla, Inc., the first fresh flower catalog and online retailer. From 2000 to 2002, she served as a consultant to the financial group that purchased Calyx & Corolla. Prior thereto, Ms. Owades was Founder and CEO of Gardener's Eden, Inc., a catalog and retailer of upscale gardening tools, accessories and outdoor furniture. She sold the company to Williams-Sonoma, Inc., continuing to serve for five years as President. Ms. Owades is a graduate of Scripps College in Claremont, California and earned an MBA from Harvard Business School.

        The experiences above highlight the qualifications and skills that were among the most important to the Board in concluding that Ms. Owades should serve as a director of the Company. These skills include, but are not limited to, managing an apparel, accessories and footwear retailer; and experience in sales and marketing, private investments, luxury branding, merchandising, retailing and acquisitions.

        Karyn O. Barsa, age 49, has served as a director since May 2008. Since April 2009 she has served as Chief Executive Officer of Coyuchi, Inc. a maker of organic cotton bedding, bath and baby products. From February 2008 to April 2009, she was President and Chief Executive Officer of Investors' Circle, a network of individual and institutional investors focused on sustainable business practices. Between May 2007 and February 2008, she was Chief Executive Officer of Embark Stores, Inc., a start-up pet supplies retailer where she remains on the advisory board, and prior to this time she was an independent investor. Between 1999 and 2001, Ms. Barsa was Chief Executive Officer of Smith & Hawken, Ltd., a specialty gardening retailer, and prior to that she was Chief Operating Officer and Chief Financial Officer of Patagonia, Inc., a specialty outdoor apparel and equipment manufacturer. She serves on the boards of Coyuchi, Inc. and The Directors' Organization Ltd., and the advisory board of Embark Stores, Inc. Ms. Barsa holds a BA in Economics from Connecticut College and an MBA from the University of Southern California.

        The experiences above highlight the qualifications and skills that were among the most important to the Board in concluding that Ms. Barsa should serve as a director of the Company. These skills include, but are not limited to, general management, financial and risk assessment experience as a CFO, CEO and a director and experience with branded consumer products.

        Michael F. Devine, III, age 52, has served as a director since March 2011. Mr. Devine was appointed Senior Vice President and Chief Financial Officer of Coach, Inc. (NYSE: COH) in December 2001 and Executive Vice President in August 2007. Mr. Devine has recently announced his retirement from Coach, effective August 2011. Prior to joining Coach, Mr. Devine served as Chief Financial Officer and Vice President-Finance of Mothers Work, Inc. from February 2000 until November 2001. From 1997 to 2000, Mr. Devine was Chief Financial Officer of Strategic Distribution, Inc., a Nasdaq-listed industrial store operator. Previously, Mr. Devine was Chief Financial Officer at Industrial System Associates, Inc. from 1995 to 1997, and for the prior six years he was the Director of Finance and Distribution for McMaster-Carr Supply Co. He also serves as a member of the Board of Directors of NutriSystem, Inc. (NASDAQ: NTRI) and Express, Inc. (NYSE: EXPR) , where he is also the Chair of the Audit Committee. From 2004 to 2007, Mr. Devine served as a board member and Chair of the Audit Committee of Educate (formerly NASDAQ: EEEE), a leading K-12 education service company with solutions such as Sylvan Learning Center. Mr. Devine holds a Bachelor of Science degree in Finance and Marketing from Boston College and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania.

        The experiences above highlight the qualifications and skills that were among the most important to the Board in concluding that Mr. Devine should serve as a director of the Company. These skills include, but are not limited to, managing a public company; managing a company during periods of high growth; managing a multi-channel company and experience in financial matters, the international marketplace, luxury branding, and retailing.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
"FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

 CORPORATE GOVERNANCE

Corporate Governance Principles

        Pursuant to Delaware law and the Company's Bylaws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Thus, the Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders.

        The Board of Directors selects the senior management team, which is charged with the day-to-day operations of the Company's business. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials requested by them or otherwise provided to them and by participating in meetings of the Board of Directors and its committees. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management, monitors its performance and proposes or makes changes to the senior management team when it deems necessary or appropriate.

Director Independence

        The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in Listing Rule 5605(a)(2) of the NASDAQ Stock Market LLC ("Nasdaq") and applicable rules of the SEC. The guidelines for director independence are set forth in the Company's Corporate Governance Guidelines and are posted on our website at http://www.deckers.com. These guidelines help ensure that the Board and its committees are independent from management and that the interests of the Board and management align with the interests of the stockholders. Based on these standards, the Board has determined that each of the Company's directors, other than Mr. Martinez, is independent (including, with respect to Audit Committee members and Compensation and Management Development Committee members, the heightened independence criteria applicable to such committee members under Nasdaq and SEC independence standards).

Board of Directors Meetings

        The Board of Directors held 6 meetings during the year ended December 31, 2010. For the fiscal year ended December 31, 2010, each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and 100% of the aggregate number of meetings of the committees on which he or she served. Our independent directors also meet in executive session following every Board meeting. As lead director, Mr. Licklider presided at these executive sessions.

        The Company's Corporate Governance Guidelines states that directors are expected to attend the Company's annual meeting of stockholders. All members of the then Board of Directors attended the Company's 2010 Annual Meeting of Stockholders.

Committees of the Board of Directors

        The Board of Directors has three committees: an Audit Committee, a Compensation and Management Development Committee and a Corporate Governance and Nominating Committee. The Board of Directors has determined that each of the directors serving on each of these three committees is "independent" as that term is defined under Nasdaq Listing Rule 5605(a)(2) and applicable rules of the SEC, including the heightened independence criteria applicable to Audit Committee members and Compensation and Management Development Committee members.

  Audit Committee

        The Board has a standing Audit Committee that oversees (i) management's conduct of, and the integrity of, the Company's financial reporting to any governmental or regulatory body, shareholders, public and any other uses of Company financial reports, (ii) the Company's systems of internal controls and procedures over financial reporting and disclosure, (iii) the qualifications, engagement, compensation, independence and performance of the independent registered public accounting firm that shall audit the annual financial statements of the Company and review the quarterly reporting and any other registered public accounting firm engaged to prepare or issue an audit report or to perform other audit, review or attest services for the Company, (iv) the qualifications, engagement, compensation, independence and performance of the Chief Audit Executive, who is responsible for the enterprise risk management process, internal and regulatory compliance audits, and misconduct investigations, (v) the Company's legal and regulatory compliance, (vi) the application of the Company's related person transaction policy as established by the Board, and (vii) the applications of the Company's code of business conduct and ethics as established by management and the Board. The committee held 8 meetings during 2010. At the date of this Proxy Statement, Mr. Gibbons was Chair of the Audit Committee and the committee was comprised of Messrs. Gibbons and Steen and Ms. Barsa. In addition, effective upon the conclusion of the Annual Meeting and assuming Mr. Devine is elected at the Annual Meeting, he will replace Mr. Steen as a member of the Audit Committee. The Board has determined that Mr. Gibbons qualifies as an "audit committee financial expert" as defined under the rules of the SEC. All of the members of the Audit Committee and Mr. Devine meet the independence and experience requirements of the Nasdaq rules and the independence requirements of the SEC. The Audit Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on the Company's website at http://www.deckers.com.

  Compensation and Management Development Committee

        The Board's Compensation and Management Development Committee (i) reviews and approves corporate goals and objectives relevant to compensation of the executive officers, (ii) evaluates the performance of the executive officers in light of those goals and objectives, (iii) determines and approves the compensation level of the executive officers based on this evaluation, (iv) makes recommendations to the Board with respect to incentive-compensation plans including equity-based plans, and (v) oversees and approves succession plans relating to the executive officer continuity planning process. The Compensation and Management Development Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan") and the Company's 2006 Equity Incentive Plan (the "2006 Plan"). The committee held 13 meetings during 2010. At the date of this Proxy Statement, Ms. Conners was Chair of the Compensation and Management Development Committee and the committee was comprised of Messrs. Perenchio and Gibbons and Ms. Conners. All of the members of the Compensation and Management Development Committee meet the independence requirements of all applicable Nasdaq and SEC rules and regulations. The Compensation and Management Development Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on the Company's website at http://www.deckers.com.

  Corporate Governance and Nominating Committee

        The Board's Corporate Governance and Nominating Committee (i) develops and recommends to the Board a set of Corporate Governance Guidelines applicable to the Company, (ii) recommends the director nominees to be selected by the Board for the next annual meeting of stockholders, (iii) identifies individuals qualified to become Board members, consistent with criteria specified in the Corporate Governance Guidelines, (iv) recommends to the Board membership of the Board committees, and (v) oversees the evaluation of the Board and Board Committees. The committee held

4 meetings during 2010 and communicated frequently throughout the year as was necessary to fulfill its duties. At the date of this Proxy Statement, Mr. Perenchio was Chair of the Corporate Governance and Nominating Committee and the committee was comprised of Mr. Perenchio, Ms. Conners, and Ms. Owades. All of the members of the Corporate Governance and Nominating Committee meet the independence requirements of all applicable Nasdaq and SEC rules and regulations. The Corporate Governance and Nominating Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on the Company's website at http://www.deckers.com.

Nominating Procedures and Criteria

        Among its functions, the Corporate Governance and Nominating Committee considers and approves nominees for election to the Board of Directors. In addition to the candidates proposed by the Board of Directors or identified by the committee, the committee considers candidates for director suggested by stockholders, provided such recommendations are made in accordance with the procedures set forth in the Company's Bylaws and described above under "Procedures for Stockholder Nominations." Stockholder nominations that meet the criteria outlined below will receive the same consideration that the committee's nominees receive.

        Essential criteria for all candidates considered by the Corporate Governance and Nominating Committee include the following: personal and professional integrity, good business judgment, relevant experience and skills, ability to be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company stockholders, and a commitment to devoting sufficient time and energy to diligently perform their duties as a director.

        In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following: financial or accounting expertise; industry expertise; accomplishment in designing, marketing, manufacturing, distribution of footwear, apparel and accessories; business and other experience relevant to public companies of a size comparable to the Company; international experience; and experience in investment banking, commercial lending or other financing activities. While the committee does not have a policy with regard to the consideration of diversity in identifying nominees for director, the committee does generally consider diversity among other factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the Board's performance of its responsibilities in the oversight of the Company's business.

        In selecting nominees for the Board of Directors, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and considers the candidate's ability to contribute to the success of the Company. In evaluating an existing director for re-election to the Board, the committee considers the existing director's Board and committee meeting attendance and performance, the length of Board service, experience, skills and contributions brought to the Board, and independence.

        The Board of Directors' nominees for the Annual Meeting have been recommended by the Corporate Governance and Nominating Committee, as well as the full Board of Directors.

        As of the date of this Proxy Statement, Stockholders did not propose any candidates for election at the Annual Meeting.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines that set forth the primary framework of governance principles applicable to the Company. The Corporate Governance Guidelines outline the general principles regarding the role and functions of the Board including director qualifications;

director independence; Board meetings; Board committees; the chair and lead director of the Board; director access to officers, employees, and independent advisers; director compensation; director orientation and continuing education; shareholder rights plans; evaluation of the Chief Executive Officer and management succession; annual Board self-evaluations; and ethical expectations. The complete copy of the Company's current Corporate Governance Guidelines are available on the Company's website at http://www.deckers.com.

Management Succession

        Pursuant to our Corporate Governance Guidelines, the Compensation and Management Development Committee provides an annual report to the Board on emergency and expected CEO succession planning. The Board works with the Compensation Committee to nominate and evaluate potential successors to the CEO. The CEO provides the Compensation Committee with his input as to potential successors.

Board Leadership Structure and Lead Director

        The Company has employed a leadership structure of having a combined Chairman and Chief Executive Officer for many years and the Board believes that this leadership structure has been effective for the Company. The combined Chairman and Chief Executive Officer provides a single leader for the Company who is seen by our employees, customers, business partners and stockholders as providing strong leadership for the Company. Furthermore, the Board believes this structure facilitates communication between the Board and our management. In light of this combined office, the Board has implemented various counterbalancing governance structures including a lead director, a seven-eighths independent board, independent committees, and established governance guidelines.

        In March 2008, the Board of Directors established the position of Lead Director and elected Mr. Licklider to serve in that position, effective with the 2008 Annual Meeting, for a two-year term. In 2010, the Board of Directors again elected Mr. Licklider as Lead Director for an additional two-year term, subject to his earlier replacement, retirement or resignation. Pursuant to our Corporate Governance Guidelines, the Lead Director is an independent director who is selected for a two-year term by the independent directors on the Board. The Lead Director's responsibilities include (i) coordinating the scheduling and preparation of agenda for the executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board, (ii) chairing executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board, (iii) approving information sent to the Board, (iv) serving as a liaison between the Chairman of the Board and the other independent directors, (v) approving the meeting agendas for the Board and approving the meeting schedules of the Board to assure that there is sufficient time for discussion of all agenda items, and (vi) if requested by major stockholders, ensuring that he or she will be available for consultation and direct communication with such major stockholders. The Lead Director has the authority to call meetings of independent directors.

Board Role in Risk Oversight

        Our Board is responsible for overseeing our risk management. The Board delegates many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for: (i) reviewing and discussing with management, the chief audit executive and the independent registered public accounting firm the Company's financial risk exposures and assessing the policies and processes management has implemented to monitor and control such exposure; (ii) assisting the Board in fulfilling its oversight responsibilities regarding the Company's policies and processes with respect to risk assessment and risk management, including any significant non-financial risk exposures; and (iii) reviewing the Company's annual disclosures concerning the role of the Board in the risk oversight of the Company, such as how the Board administers its oversight function. The Audit Committee also oversees our internal audit function. In addition to the Audit Committee's work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from the chair of the Audit Committee.

        The Company's legal and internal audit executives report directly to the Audit Committee regarding material risks to our business, among other matters, and the Audit Committee meets in executive sessions with the internal audit executive and with representatives of our independent registered public accounting firm. The chair of the Audit Committee reports to the full Board regarding material risks as deemed appropriate. Every Board meeting agenda also includes a time to discuss risk management updates.

Communications with Directors

        Stockholders may communicate with the chair of our Audit Committee, Corporate Governance and Nominating Committee, or Compensation and Management Development Committee or with our independent directors as a group, by writing to any such person or group c/o the Secretary of the Company, at the Company's offices at 495-A South Fairview Avenue, Goleta, California 93117.

        Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

Code of Ethics

        The Company has adopted a Code of Business Conduct and Ethics to help its officers, directors and other employees comply with the law and maintain the highest standards of ethical conduct. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. All of the Company's officers, directors and employees must carry out their duties in accordance with the policies set forth in the Code of Business Conduct and Ethics and with applicable laws and regulations. To the extent required by law, any amendments to, or waivers from, any provision of the code will be promptly disclosed publicly on our corporate website. A free copy of the code can also be obtained from our corporate website at http://www.deckers.com.

Compensation and Management Development Committee Interlocks and Insider Participation

        As of the date of this Proxy Statement, the members of the Compensation and Management Development Committee consisted of Messrs. Perenchio and Gibbons and Ms. Conners, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal year 2010 or is a former officer or employee of the Company or any of its subsidiaries. None of these directors had any relationship with the Company during 2010 requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has an executive officer serving on our Board of Directors or Compensation and Management Development Committee.

 EXECUTIVE OFFICERS

        Each executive officer of the Company serves at the discretion of the Board of Directors. Biographical information for the executive officers of the Company as of the date this proxy was filed who are not directors is set forth below. There are no family relationships between any executive officer and any other executive officer or director. None of our executive officers were selected pursuant to any arrangement or understanding, other than with the executive officers of the Company acting within their capacity as such.

Executive Officer	Age	Position
Angel R. Martinez	55	Chair of the Board, President and Chief Executive Officer
Thomas A. George	55	Chief Financial Officer
Zohar Ziv	58	Chief Operating Officer
Constance X. Rishwain	53	President of the UGG® Division
Peter K. Worley	50	President of the Teva® and Simple® Divisions

        The biographical summary for Mr. Martinez is presented earlier under the heading "Nominees for Director."

        Thomas A. George, age 55, has been our Chief Financial Officer since September 2009. Mr. George has over thirty years of experience in corporate finance and accounting, having served in a number of senior level positions with both public and private companies. Most recently, since February 2005 Mr. George was Chief Financial Officer of Ophthonix, Inc., a private technology company. Prior to Ophthonix, from October 1997 through February 2005 Mr. George was the Chief Financial Officer of publicly held Oakley, Inc., now a division of Luxottica Group S.p.A. (NYSE:LUX), a global consumer products brand with wholesale and retail distribution of multiple product categories including sunglasses and prescription eyewear, apparel, footwear, watches and electronics. Prior to Oakley, from December 1987 through October 1997 Mr. George was the Senior Vice President and Chief Financial Officer of REMEC, Inc., a public technology company. Mr. George has also served as Corporate Controller, and Manager of Financial Planning for other public technology firms. He began his career at Coopers & Lybrand where he became a Certified Public Accountant. He received a Bachelor of Science in Business Administration from the University of Southern California.

        Zohar Ziv, age 58, has been our Chief Operating Officer since December 2007 after serving as Chief Financial Officer and Executive Vice President, Finance and Administration since March 2006. Mr. Ziv also served as interim Chief Financial Officer after his promotion to Chief Operating Officer from December 2007 to April 2008. He assumed the responsibilities of Principal Financial and Accounting Officer on an interim basis from March 2009 until September 2009. Previously, from February 2004 to December 2005, Mr. Ziv was Chief Financial Officer with EMAK Worldwide, Inc. (NASDAQ: EMAK), a global marketing services firm. Prior to that, Mr. Ziv was Chief Financial Officer of Stravina Operating Company, LLC, a supplier of personalized novelty items in North America, from June 2002 to February 2004.

        Constance X. Rishwain, age 53, has been the President of UGG Australia since December 2002. She also served as President of Simple from December 2002 to December 2009. Prior to her promotion to President in December 2002, she served as the Vice President, Brand Manager of UGG since April 1999 and Vice President, Brand Manager of Simple since January 2001. Ms. Rishwain held the positions of Vice President of Domestic Sales for Teva, UGG and Simple from June 1999 to December 1999, Vice President of Sales—Western Division for Teva, UGG and Simple from December 1997 to June 1999 and Vice President Merchandising for Teva, UGG and Simple from January 1995 to December 1997. Before joining us in January 1995, Ms. Rishwain held the position of Vice President of Merchandising and Marketing for Impo International Shoe Company from 1988 to 1994 and worked for Nine West Group Inc. from 1984 to 1988 in several capacities, including Vice President Merchandising of Nine West retail division.

        Peter K. Worley, age 50, joined Deckers in March 2006 as President of the Company's Teva brand. On January 1, 2010, Mr. Worley assumed the position of President of the Teva and Simple Divisions. From October 2005 to March 2006, Mr. Worley served as Vice President of U.S. sales with K-Swiss, Inc. From May 1996 to October 2005, Mr. Worley was Vice President of Product Design and Development with K-Swiss. From 1991 to 1996 and from 1986 to 1989, Mr. Worley held various managerial positions with Reebok International Ltd.

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation and Management Development Committee (for purposes of this analysis, the "Committee") of the Board of Directors is responsible for the compensation of our Named Executive Officers (defined below). In this section we discuss and analyze the compensation of our principal executive and financial officers and our three other most highly compensated executive officers (the "Named Executive Officers") for the fiscal year ended December 31, 2010. This section is divided into the following five parts:

  •
  Executive Summary

  •
  Compensation Philosophy and Objectives

  •
  Compensation Consultant and Market Comparisons

  •
  2010 Executive Compensation Elements

  •
  Other Compensation Considerations

        Our Named Executive Officers for 2010 were the following:

  •
  Mr. Angel R. Martinez—CEO and President

  •
  Mr. Thomas A. George—Chief Financial Officer

  •
  Mr. Zohar Ziv—Chief Operating Officer

  •
  Ms. Constance X. Rishwain—President of the UGG Division

  •
  Mr. Colin G. Clark—Senior Vice President, Emerging Brands. During 2010, Mr. Clark served as Senior Vice President, International.

        All share and related information presented herein reflects the increased number of shares resulting from the three-for-one stock split paid on July 2, 2010.

Executive Summary

  The 2010 Fiscal Year in Review

        Fiscal 2010 was another record year at Deckers, with strong financial performance and the successful implementation of several key strategic efforts. Highlights of the year include:

  •
  Our total return to stockholders was 135.2%;

  •
  Our net sales increased 23.1% to a record $1.001 billion, including international sales growth of 41.7% to $236.9 million;

  •
  Our diluted earnings per share increased 36.1% and reached a record level of $4.03 per share;

  •
  Our gross margin improved 460 basis points;

  •
  We ended the year with a strong cash balance of $445.2 million;

  •
  Sales of our Teva® brand (including eCommerce and retail) increased 30.5% to surpass $100 million for the first time;

  •
  We effected a three-for-one stock split, in the form of a stock dividend, paid on July 2, 2010;

  •
  We returned value to our stockholders through our repurchase of $10.1 million worth of our shares;

  •
  We completed various phases of our transition from a distributor to an international wholesale model in Japan, Benelux, France and UK; and

  •
  We opened nine new retail stores, six in the U.S. and three in China through our joint venture.

        As demonstrated by the charts below, these achievements represent the continuation of a strong growth trend over the past five fiscal years. We have both steadily and significantly increased our revenues and diluted earnings per share, which has resulted in annual average stockholder returns of 153.2% during the period.

Total Annual Revenue	Annual Diluted Earnings Per Share

  We Pay for Performance

        Our executive compensation program is designed to pay for performance. Our fiscal 2010 financial performance along with the individual performance of our executive officers, served as key factors in determining compensation for 2010, including as follows:

  •
  Annual cash incentive plan awards are based on a combination of diluted earnings per share targets, and individual financial and non-financial performance goals tailored to each executive's role. Examples of these individual performance targets include annual net sales, inventory turn, operating expenses, return on capital, brand contribution and backlog.

  •
  Annual short-term equity awards are based on diluted earnings per share targets.

  •
  Long-term incentive equity awards are based on long-term annual revenue and diluted earnings per share targets.

        We believe that these metrics provide for a balanced approach to measuring annual and long-term company performance and are designed to support the company's strategic objectives.

        Furthermore, our executive compensation mix is heavily weighted toward performance-based compensation, and limits guaranteed annual pay. For example, as illustrated in the chart below, the base salary of our CEO is only approximately 19% of his total compensation for 2010 and approximately 81% is at-risk and dependent on performance. At the same time, we review annually the guaranteed pay and establish appropriate performance targets so as to mitigate our compensation-related risk.

CEO's 2010 Guaranteed Pay vs. At-Risk Pay

  Recent Changes to our Compensation Practices

        Recent changes to our compensation practices to further align the interests of our named executive officers with those of our stockholders, include:

  •
  Eliminating excise tax gross-ups as a result of termination following a change of control from the Change of Control and Severance Agreements.

  •
  Adopting stock ownership guidelines for our named executive officers in 2011 and for our directors in 2010.

  •
  Subjecting annual short-term equity awards granted in 2011 to a Clawback Policy to be adopted by the Company following adoption of the relevant rules under Section 954 of the Dodd-Frank Act.

  We Maintain Other Compensation Practices that also Benefit our Stockholders

  •
  Annual cash incentive awards are only earned if significant financial and non-financial performance levels are achieved.

  •
  Once earned, our annual short-term equity awards become fully vested after approximately 3 years, to ensure retention of key executives.

  •
  Our long-term equity incentive awards fully vest approximately 5 years (for our Level 1 awards) and approximately 10 years (for our Level 2 awards) after initial grant.

  •
  Our insider trading policy prohibits our directors, named executive officers, and other key executives from hedging the economic interest in the Company securities that they hold and from engaging in speculative transaction with respect to our stock, from holding Company securities in margin accounts, and from short sales.

  •
  Generally, we do not provide benefits or material perquisites that are not provided to all employees.

Compensation Philosophy and Objectives

        At the direction of the Board, the Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are competitive and consistent with market conditions in order to attract and retain key executives critical to the Company's long-term success. When reviewing and approving our executive compensation program, the Committee is guided by the following four principles:

    •
    To attract key executives with the proper background and experience required for the future growth of the Company

    •
    To align the interests of our executives with our stockholders by tying total compensation to our overall financial performance and the creation of long-term stockholder value

    •
    To provide a significant proportion of potential total compensation through variable, performance-based components, which can increase or decrease to reflect achievement of pre-established corporate and individual goals

    •
    To provide incentives for achieving both short-term and long-term corporate goals

        The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and structure of compensation for the Named Executive Officers, as well as other executive officers. The Committee considers such corporate performance measures as net sales, gross margins, operating expenses, diluted earnings per share and other similar quantitative measures. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. For 2010, the most important qualitative factor in determining incentive compensation awards to the Named Executive Officers was the Committee's assessments of their contributions to increasing stockholders' value by establishing and implementing a strategy for long-term success, including our expansion internationally, commencing our transition to an international wholesale model, and increasing our number of retail stores.

        The Committee also evaluates the total compensation of the Named Executive Officers and other executives in light of information regarding the compensation practices and corporate financial performance of similar companies in the Company's industry. The Committee targets a specific percentile range of the peer company data in determining compensation for executive officers as discussed in more detail below.

Compensation Consultant and Market Comparisons

  Compensation Consultant

        The Committee also receives assessments and advice regarding the Company's compensation practices from its independent compensation consultant, Frederic W. Cook & Co., Inc. ("FWC"). The use of an independent consultant provides additional assurance that our executive compensation programs are reasonable and consistent with our objectives. FWC did not provide any other services to the Company in 2010. The consultant reports directly to the Committee, and provides information on competitive practices and trends in our industry and makes recommendations regarding the design of our compensation program. Our management did not engage FWC in any other capacity for 2010 and does not direct or oversee the retention or activities of FWC with respect to our executive compensation program. Furthermore, management did not recommend the engagement of FWC.

  Market Comparisons

        In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded footwear and apparel companies (collectively, the "Peer Group"). The Peer Group, which is reviewed and updated at least annually by the Committee, consists of companies against which the Committee believes the Company competes for talent and for stockholder investment. The Peer Group used for 2010 compensation is composed of companies in related businesses of similar size and market value and consisted of the following 12 companies:

• Quiksilver, Inc.	• Crocs, Inc.	• Skechers U.S.A., Inc.
• The Timberland Company	• Kenneth Cole Productions, Inc.	• Phillips-Van Heusen Corporation
• Coach, Inc.	• Steven Madden, Ltd.	• Wolverine World Wide, Inc.
• Columbia Sportswear Company	• K-Swiss Inc.	• Under Armour, Inc.

        For comparison purposes, at the time 2010 compensation was established, the Company's annual revenues were below the median of the Peer Group and the Company's market capitalization was above the median. In developing the competitive compensation data, regression analysis is used to adjust the compensation data for differences in company revenues. The adjusted value is used as the basis of comparison of compensation between the Company and the companies in the Peer Group. The Committee generally sets the target for total direct compensation (base salary plus annual incentive plan, plus annualized long-term incentives) for the Named Executive Officers between the range of the size-adjusted median-to-75th percentile of compensation paid to similarly situated executives of the Peer Group. We believe this is necessary for the Company to attract the appropriate executive personnel for future growth and that our performance goals are set at a level that represents commensurate Company financial performance. By setting the target total compensation in this range, we believe that we can attract and retain the qualified executives necessary to attain top quartile performance. However, while the Compensation Committee uses the Peer Group for general guidance as to the targets for total direct compensation, the Committee continues to exercise its business judgment and considers a variety of factors when setting compensation levels, including general economic conditions and individual performance expectations.

        The Committee also reviews where actual total direct compensation (base salary plus annual incentive plan, plus annualized long-term incentives) and other benchmarked compensation amounts fall relative to targeted levels to ensure actual compensation is aligned with actual performance. For all of the Named Executive Officers, the average 2010 actual total direct compensation was approximately 20% above the targeted amounts. The average 2010 actual total direct compensation was approximately 20% higher than the target due to the value of the cash incentive plan awards and discretionary bonuses. The annual cash award amounts, including both the annual cash incentive plan awards and discretionary bonuses, for all of the Named Executive Officers was between approximately 79% and 186% higher than the target due to achievement of maximum payment under the plan and discretionary bonus amounts which the Committee granted based on superior performance in 2010.

        For 2011 compensation decisions, the Peer Group has changed from the companies listed above to eliminate Coach, Kenneth Cole, and K-Swiss and now includes Fossil, Lululemon, and Warnaco Group. These changes reflect the Company's continued growth and will provide the Committee with data that reflects the Company's current business stage and competitors so that the Company can continue to evaluate pay levels versus an appropriate peer set.

        The Committee also looks at proprietary survey information from FWC, which include non-industry specific data on pay levels and design practices for similarly-sized companies. The data covers more than 300 companies across industries other than financial services, and are sized-adjusted based on the Company's revenues. The Committee reviews this data and the Proxy data as a guideline to determine the appropriate level and mix of compensation. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

2010 Executive Compensation Elements

Type	Form	Purpose	Performance Criteria
Cash	Base Salary	Fixed annual compensation to attract and retain key executives with necessary experience for our future growth	Not performance-based
Cash	Annual Cash Incentive Plan Award	Incentive for executives to achieve annual pre-established goals	Company and individual performance goals, both quantitative and qualitative, approved by the Committee annually
Cash	Discretionary Bonus	Only provided to recognize exceptional Company or individual achievement; reward past performance	At the discretion of the Committee, includes exceptional achievement of financial and strategic goals
Equity	Annual Short-Term Equity Awards (Nonvested Stock Units or "NSUs")	Incentive to achieve annual Company financial goals; encouraging executive stock ownership; retention of key executives	Diluted earnings per share target during year of grant
Equity	Long-Term Equity Incentive Awards—Level 1 and Level 2 (includes Restricted Stock Units or "RSUs" and Stock Appreciation Rights or "SARs")	Incentive to achieve long-term Company financial goals; aligning executives' interests with stockholders; retention of key executives	Diluted earnings per share and revenue targets approximately 5 and 10 years from year of grant
Perquisites and Other Personal Benefits	401(k) match; health and welfare benefits; long-term disability insurance; life insurance; product and gym membership discounts	Provide competitive, broad-based employee benefits structure	Not performance-based
Severance Arrangements	Change of Control and Severance Agreements; Provisions in Equity Awards	To recruit and retain key executives and maintain a stable and effective management team in the event of a change of control	Not performance-based

  Base Salary.

  What this Compensation Element is Designed to Reward

        We provide base salaries to attract and retain key executives with the necessary experience for our future growth. Base salaries reflect each Named Executive Officer's responsibility level, individual performance, and business experience. Base salaries also provide a guaranteed base amount of compensation. The Committee balances the levels of guaranteed pay through base salaries with at-risk pay, to properly maintain the Company's compensation-related risk.

  How We Choose Amount of this Compensation Element

        The Committee establishes base salaries after review of the Peer Group compensation data and in light of the Committee's goal to focus on performance-based compensation, while also attracting and retaining qualified executive candidates. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance, responsibility level, and comparable market salaries. As a result of the Committee's goal to focus on performance-based compensation, the Committee generally sets base salary at or moderately below the 50th percentile of compensation paid to similarly situated executives of the companies in the Peer Group so that performance-based pay represents a larger portion of total compensation. The following table summarizes adjustments made, if any, to base salaries for the Named Executive Officers during 2010 compared to 2009:

Named Executive Officer	Base Salary	Base Salary Change
Angel R. Martinez	$950,000	Increased by 26.7%
Thomas A. George	$350,000	No increase
Zohar Ziv	$500,000	Increased by 33.3%
Constance X. Rishwain	$400,000	Increased by 14.3%
Colin G. Clark	$300,000	Increased by 20.0%

        Consistent with our salary review described above, each of the Named Executive Officers, except for Mr. George who was hired in September 2009, received base salary increases in 2010. These increases were made to align this compensation element with market comparables and to retain executives we believe have been instrumental to our financial success. Furthermore, the 2010 base salary increase is the first base salary increase for Mr. Martinez, Mr. Ziv and Mr. Clark since 2008 due to concerns at the time about the economic environment and its potential impact on the Company.

        Effective as of January 1, 2011, the Committee increased Mr. Martinez's salary to $1,000,000, Mr. George's salary to $400,000, Mr. Ziv's salary to $600,000, and Ms. Rishwain's salary to $420,000. These salary increases were implemented following a review of each named executive officer's performance, the Company's financial results and the competitive environment.

  Bonus and Annual Cash Incentive Plan Compensation.

  What this Compensation Element is Designed to Reward

        The Committee believes in tying our executives' total incentive compensation with the short and long-term strategic objectives of the Company to align our executives' interests with those of our stockholders and therefore has designed our annual cash incentive plan to reward achievement of our financial and strategic goals. At the beginning of each year, the Committee reviews our financial and strategic plan for the next fiscal year and for the years ahead and then establishes specific annual goals for each executive. This provides our executives with clearly defined goals, which they are then responsible for achieving. By establishing annual goals, the Committee sets appropriate performance expectations for our executives and makes our executives accountable for our continued growth and success. Furthermore, the executives will only receive payment under this plan if the Company performs well for our stockholders.

        In addition, the Committee may exercise discretion and award amounts outside of the annual cash incentive plan, which is included in the Summary Compensation Table below in the Bonus column. This flexibility allows the Committee to consider the executive's and the Company's performance holistically and to reward successes with respect to circumstances which were unforeseen at the beginning of the year. It also provides the Committee with the discretion to pay bonuses for exceptional performance or effort even where results with respect to our financial goals may be outside of the control of the executives.

  How We Choose Amount of this Compensation Element

        Each of the Named Executive Officers may receive annual cash incentive plan compensation calculated as follows:

        The components of the annual cash incentive plan compensation are:

  •
  Company Profit.  Based on the Company's 2010 diluted earnings per share ("EPS").

  •
  Quantitative Management by Objectives, or "MBO."  Based on individual strategic and financial goals for each officer.

  •
  Qualitative MBO.  Based on other individual goals for each officer.

        The Committee establishes an EPS goal, which is the same for each officer, and quantitative and qualitative MBO goals, which are unique to each officer, at the beginning of each year and the officers receive compensation for the subsequent attainment of these goals. Each component of the award for each officer is calculated separately by multiplying the full target bonus amount by the percentage of target earned for each component and then multiplying this amount by the percentage allocated to each component in accordance with the terms of the cash incentive plan.

        In order to retain key executives and incentivize them to reach our growth goals, which we believe to be at the high end compared to those of our peers, the Committee generally sets the annual cash incentive plan target compensation levels at or above comparable levels compared to the target bonus opportunities paid to similarly situated executives of the companies in the Peer Group. The annual cash incentive plan target compensation is expressed as a percentage of each of the executive's annual salary, and is determined so that the total annual cash compensation opportunity, at target, (base plus annual cash incentive plan compensation) is in the median-to-75th percentile range of the Peer Group.

        The target amount for the total award for 2010 for each executive, other than the Chief Financial Officer, was 100% of base salary, with the potential to exceed the target and earn up to 200% for the company profit portion and up to 200% for the quantitative and qualitative MBO portions. The Committee believes that limiting the maximum potential awards mitigates compensation-related risk by discouraging the executives from taking unnecessary risk to achieve higher performance. In addition, as discussed above, the Committee has discretion to pay discretionary cash bonuses for exceptional performance.

        The target amounts and relative weight of the company profit portion and MBO portions of executive annual cash incentive plan compensation may be varied by the Committee from year to year. Those executives that are responsible for brands and have influence over brand decisions are less heavily weighted on the company profit portion than those executives whose efforts cannot be directly attributed to specific brands. For threshold performance, 50% of each component would be earned.

        Amounts attributable to the company profit portion and quantitative MBO portion shall not be effected by the calculation of the qualitative MBO portion and are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Based on the continued success of the Company, including the continued growth in sales and achievement of strategic accomplishments such as diversification to the product lines and expansion of our selling season, the Committee determined to award amounts outside of the non-equity incentive compensation plan this year as an additional bonus. The allocation of the 2010 annual cash incentive plan compensation and respective percentages and amounts earned are as follows:

					Earned (%) and Earned ($)
Name	Target Percentage of Salary	Company Profit Portion	Quantitative MBO Portion	Qualitative MBO Portion	Company	Quantitative MBO	Qualitative MBO	Bonus in Addition to Non-Equity Incentive Plan Compensation
Angel R. Martinez	100%	50%	30%	20%	200% $950,000	200% $570,000	200% $380,000	$350,000
Thomas A. George	50%	50%	30%	20%	200% $175,000	200% $105,000	200% $70,000	$150,000
Zohar Ziv	100%	50%	30%	20%	200% $500,000	200% $300,000	200% $200,000	$229,000
Constance X. Rishwain	100%	25%	55%	20%	200% $200,000	200% $440,000	200% $160,000	$200,000
Colin G. Clark	100%	25%	55%	20%	200% $150,000	200% $330,000	95% $57,000	$—

  Performance Targets under the Annual Cash Incentive Plan

        The performance targets under the Annual Cash Incentive Plan are summarized below. The Committee selects these targets based on categories that the Committee believes will drive the Company's short-term and long-term success and therefore return value to our stockholders.

Officer	Component	Target Performance	Results
All NEOs	Company Profit	Fully diluted annual EPS of $3.13	☑ Exceeded Target
Angel R. Martinez	Quantitative MBO	Sales of $914 million Inventory turnover rate of 2.83 Non-UGG brand sales of $131 million
☑ Substantially exceeded sales and inventory turn targets and achieved between threshold and target in Non-UGG brand sales. Overachievement in the first two goals was well above maximum levels, which offset below target performance in non-UGG brand sales in the bonus calculation, and resulted in a maximum quantitative MBO payout.
Qualitative MBO

•       Business: Maintain a compelling vision and strategy for the Company and anticipate short and long-term trends that may affect key strategies

•       Team: Drive the leadership team accountability to meet the Company's strategic plan while delivering bench strength at the executive management level

•       Personal: Set the tone and pace for change, strong culture and performance

☑ Excelled in all categories; oversaw a number of strategic accomplishments this year, including diversification of our product lines, expansion of our selling seasons and an increase in our global footprint; leadership role established the strong culture for success at the Company and can be seen in the Company's continued sales and earnings growth

Thomas A. George	Quantitative MBO	Timely SEC filings and favorable SOX opinions Inventory turnover rate of 2.83 Operating expenses not exceeding approximately 26% of net sales Return on capital of 22%	☑ Achieved timely SEC filings and favorable SOX opinions and substantially exceeded all other targets

Officer	Component	Target Performance	Results
Qualitative MBO

•       Business: Facilitate transition to wholesale model in UK and Benelux and continue Company's positive investor relations program

•       Team: Continue to establish finance department development while establishing best practices and fostering team growth

•       Personal: Cultivate a strong leadership presence in the finance department

☑ Excelled in all categories; successfully facilitated phases of our wholesale transitions while laying groundwork for future growth; demonstrated leadership by hosting annual corporate finance summit; challenged people as partners in finance in order to implement best practices

Zohar Ziv	Quantitative MBO	Sales of $914 million Inventory turnover rate of 2.83 Operating expenses not exceeding approximately 26% of net sales	☑ Substantially exceeded all targets
Qualitative MBO

•       Business: Ensure the establishment of the appropriate infrastructure to support transition to wholesale model in Europe

•       Team: Continue to lead the executive management team to support long-term strategies for growth

•       Personal: Cultivate network with executives of high-growth companies; attend continuing education events

☑ Excelled in all categories; oversaw phases of transition to wholesale model in the UK and Benelux; oversaw opening of 9 new retail stores; led executive team to achieve goals such as improving gross margins by 460 basis points; networked with executives in order to gain insight for Company's future growth

Constance X. Rishwain	Quantitative MBO	UGG brand sales of $782 million UGG brand inventory turnover rate of 2.83 Contribution income growth of 9% Backlog increase of 10% over prior year	☑ Substantially exceeded all targets
Qualitative MBO

•       Business: Drive a compelling strategic vision for accelerated top-line growth and global expansion of the UGG brand

•       Team: Continue to stretch brand staff development toward leadership and innovation

•       Personal: Continue to develop worldwide vision and leadership roles to expand the UGG brand

☑ Excelled in all categories; led the UGG brand to a sales increase of 23%, including increased sales in Europe and Asia
Colin G. Clark	Quantitative MBO	International sales of $197 million International inventory turnover rate of 2.79 Contribution income decline of approximately 8% Backlog increase of approximately 11% over prior year
☑ Exceeded sales, contribution income growth and backlog targets, while did not meet inventory turnover goal. Overachievement in the first three goals was well above maximum levels, which offset falling short of inventory turnover goal in the bonus calculation, and resulted in a maximum quantitative MBO payout.
Qualitative MBO

•       Business: Establish a vision to expand and grow our international business through a multi-channel distribution structure with integrated strategies

•       Team: Identify key team member development needs to ensure the effective management of dynamic future international growth

•       Personal: Develop insights and strategies for effective leadership

☑ Achieved near target performance in all categories; resulting in achievement of international sales goals while continuing to evolve his leadership effectiveness

  Performance-based Short-Term and Long-Term Equity Incentive Compensation.

  What this Compensation Element is Designed to Reward

        Our equity incentive compensation program is designed to address many of our compensation objectives. First, by requiring long-term vesting provisions, these equity awards serve to retain our key executives. Second, because these awards will only be earned upon achievement of Company financial goals that will drive value for our stockholders and the awards are equity-based, these awards serve to align the interests of our executives with those of our stockholders. Furthermore, by requiring achievement of financial goals, these awards support the Company's pay-for-performance philosophy. Finally, the annual short-term equity awards reward achievement of our short-term goals and our long-term equity awards reward achievement of our long-term goals (approximately 5 and 10 years after the grant year).

  How We Choose Amount of this Compensation Element

        Long-term incentives are granted under the 2006 Plan, which authorizes the Committee to make grants and awards such as stock options, stock appreciation rights ("SARs"), nonvested stock units ("NSUs") and restricted stock units ("RSUs"). The compensation attributable to SARs, NSUs and RSUs is intended to qualify as "performance-based compensation" under Section 162(m) of the Code. A summary of the equity awards currently utilized by the Company and their respective vesting provisions are:

Compensation Element	Award Type	Vesting Provisions
Annual Short-Term Equity	NSU	Once earned, vest based on continued employment after approximately three years according to the following schedule: 25% on March 31, June 30, September 30, and December 31
Long-Term Equity (Level 1)	RSU SAR

Vest subject to (1) the achievement of revenue and earnings goals, which goals are based on a high rate of growth for sales, and (2) satisfaction of long-term service conditions over approximately a five-year period

Long-Term Equity (Level 2)	RSU SAR

Vest subject to (1) the achievement of revenue and earnings goals, which goals are based on a high rate of growth for sales, and (2) satisfaction of long-term service conditions over approximately a ten-year period

  Annual Short-Term Equity

        Beginning in December 2004, the Board and the Committee determined to cease issuing stock options to directors, officers and employees of the Company. Officers and employees are now issued NSUs, which are stock units payable in shares upon satisfying specific performance and service-related vesting conditions. NSUs are considered to continue to align the interests of the officers and employees with those of the stockholders at a lower cost than the previous stock option grants. This policy is reviewed by the Board and the Committee periodically and may be changed in the future.

        Officers and key employees are eligible to receive NSUs annually, or as circumstances warrant, in an amount to be determined by the Board or the Committee. The amount of NSUs granted is primarily determined by the employee's level within the organization and the extent that their position is critical to the organization. In March 2010, NSUs were granted with respect to fiscal 2010 performance. The Committee sets these annual equity grants in the median-to-75th percentile range of the Peer Group.

        Specifically, the NSUs granted in 2010 were earned based on the achievement of the 2010 diluted EPS goal. The 2010 diluted EPS goals established on the date of grant were a threshold of $2.98 and a target of $3.13. The vesting schedule for these awards was determined to encourage officers and key employees to remain with the Company for the long-term. As discussed further under "Potential Payments Upon Termination or Change of Control" below, this vesting schedule may be accelerated if the executive's employment is terminated for various reasons or upon a change in control followed by a termination.

  Long-Term Equity

        In May 2007, the Company's Board of Directors, upon recommendation of the Committee, adopted two types of long-term incentive award agreements under the 2006 Plan for issuance to the Company's senior executive officers. These award types consist of SAR awards and RSU awards. The SAR and RSU awards are designed to vest based on the achievement of two objective financial performance measures. The Committee selected these performance measures to align the executive's interests with the long-term financial success of the Company. In establishing the performance measure criteria, the Committee sought to balance the metrics between earnings and revenue growth so that profitability would not be sacrificed at the expense of revenue and vice versa. For Level 1 grants, sales must increase approximately 65% and diluted earnings per share must increase approximately 110% over these levels at the time these awards were adopted by the Board. For Level 2 grants, sales must increase over 220% and diluted earnings per share must increase approximately 320% over these levels at the time these awards were adopted by the Board. The 2010 targets of the Level 1 performance conditions were met as of December 31, 2010, and therefore 80% of the Level 1 SAR and RSU awards vested on December 31, 2010. The SARs became exercisable and the RSUs were issued on March 1, 2011. If the Level 1 performance conditions continue to be met as of December 31, 2011, the remaining 20% of the Level 1 awards will vest on December 31, 2011. Provided that the Level 2 performance conditions are met, the Level 2 SAR and RSU awards will vest 80% on December 31, 2015 and 20% on December 31, 2016. These awards were designed to motivate the executive team to outperform the Company's Peer Group (otherwise the awards would not vest) as well as for retention purposes. In May 2007, the Committee granted these SARs and RSUs to the Named Executive Officers at that time. In approving 2007 grants, the Committee considered industry comparisons and competitive data as well as the responsibility levels of the executives relative to one another. No grants of these types of awards have been made since 2007.

        In addition, the Committee evaluates aggregate equity awards based on a Shareholder Value Transfer ("SVT") rate. SVT is the fair value of all equity awards granted during the year as a percentage of company market capitalization value. The Committee believes this measure is valuable because it allows the Company to compare the annual cost of its equity program versus the Peer Group. The Committee set the SVT rate in 2010 so that it would be approximately 1%, which is in line with the Peer Group median. Other factors considered in share-based award grants were the fair value of awards granted to each individual, total outstanding equity awards for each executive, company-wide annual share usage, and total potential dilution under all employee stock plans. The Committee assessed where the Company and its Named Executive Officers ranked in these areas versus the Peer Group.

  Stock Ownership Guidelines for Named Executive Officers

        In March 2011, the Committee adopted stock ownership guidelines for the Named Executive Officers.

        The stock ownership guidelines require that the Named Executive Officers maintain a minimum stock ownership level (including, 60% of earned and unvested RSUs and NSUs) to align further the interests of these individuals with the stockholders. The CEO must hold stock equal to at least six (6) times his annual base salary and the other Named Executive Officers must hold stock equal to at least three (3) times his or her annual base salary. Each Named Executive Officer must meet the ownership requirement within five (5) years of the later of the date the guidelines were adopted or the date the person was initially designated a Named Executive Officer.

  Perquisites and Other Personal Benefits.

  What this Compensation Element is Designed to Reward

        The personal benefits provided to our Named Executive Officers establish a competitive benefits structure necessary to attract and retain key employees. Generally, these personal benefits reflect those provided to all of our employees.

  How We Choose Amount of this Compensation Element

        There is no specific policy on perquisites and other personal benefits awarded to the Named Executive Officers. The Company provides a 401(k) defined contribution plan that eligible employees may elect to participate through tax-deferred contributions. The Company matches 50% of each eligible participant's tax-deferred contributions on up to 6% of eligible compensation on a per payroll period basis, with a true-up contribution if such eligible participant is employed by the Company on the last day of the calendar year. The Company also pays the premiums for long-term disability insurance and group term life insurance for the Named Executive Officers both of which are generally available to all employees. The Named Executive Officers are also eligible to participate in our health and welfare benefit plans, product discounts, and gym membership discounts generally available to all employees. In 2010, no additional material perquisites and other personal benefits were approved by the Committee for the Named Executive Officers.

        Beginning on February 1, 2010, the Named Executive Officers are also eligible to make contributions to the Company's Nonqualified Deferred Compensation Plan, described in further detail below under the section titled "Nonqualified Deferred Compensation." This plan is not available to all employees.

  Severance Arrangements.

  What this Compensation Element is Designed to Reward

        In December 2009, the Committee adopted Change of Control and Severance Agreements for each of the Named Executive Officers to replace the employment agreements which expired on December 31, 2009. The terms of employment for all Named Executive Officers with the Company is "at will."

        Separation benefits described below are intended to ease a Named Executive Officer's transition due to an unexpected employment termination by the Company due to on-going changes in the Company's employment needs. Separation benefits include cash payments and other benefits in an amount the Company believes is appropriate, taking into account the time it is expected to take a separated executive to find another job. The Company considers it likely that it will take more time for higher-level employees to find new employment commensurate with their prior experience, and therefore senior management generally are paid severance for a longer period. The Company benefits by requiring a general release, and non-solicitation provisions in connection with the individual separation agreements.

        Furthermore, the change in control followed by a subsequent termination arrangements (or "double trigger" events) are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of a change in control of the Company. The change-in-control benefits encourage the Named Executive Officers to remain focused on the business and interest of our stockholders when considering strategic alternatives that are beneficial to our stockholders.

  How We Choose Amount of this Compensation Element

        The Change of Control and Severance Agreements for each executive specifically details various provisions for benefits and cash payments in the event of a separation during the normal course of business and in the event of a change in control followed by a subsequent termination. Generally, these agreements specify conditions and benefits within the following categories: death, disability, termination by the Company for cause; termination by the executive without good reason; termination by the executive with good reason and termination by the Company without cause.

        The Company's change in control provisions for the Named Executive Officers provide for severance benefits and the accelerated vesting of certain equity awards upon a "double trigger" event, meaning the termination of the executive's employment in connection with a change in control. There are no benefits triggered solely based on the occurrence of a change in control as long as the change in control is approved by a majority of the directors and the successor entity provides for the continuance of the award. However, upon a change in control, the performance conditions of the SARs and RSUs are deemed satisfied, but the awards remain subject to the service-based vesting conditions. Based on a competitive analysis of the change in control arrangements maintained by the Company's Peer Group, the Committee believes that these benefits are customary among the Company's Peer Group for executives in similar positions as the Named Executive Officers.

        NSUs, RSUs and SARs cannot be sold, assigned, transferred or pledged other than by will or laws of descent.

        Please refer to the discussion under "Potential Payments upon Termination or Change of Control" for a more detailed discussion of the severance and change in control arrangements.

Other Compensation Considerations

  Role of Executive Officers in Compensation Decisions

        The CEO, CFO and COO provide compensation and related data to the Committee to facilitate its decisions and the Committee considers the CEO's recommendations when making its determinations. However, our CEO may not be present during deliberations and voting regarding his own compensation, as well as during other executive sessions of the Committee. The Committee uses the information provided by the CEO, CFO, COO and FWC to make compensation decisions for the Named Executive Officers as well as other executive officers. The Committee, which includes only independent members of the Board, approves all elements of compensation for the Named Executive Officers. The Committee also reviews and approves aggregate equity awards to all employees of the Company based on the recommendations of executive management. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

  Risk Considerations

        The Committee believes that although the majority of compensation provided to our executive officers is performance-based, our executive compensation programs do not encourage excessive and unnecessary risk-taking. We believe that the design of our compensation programs encourages our executive officers to remain focused on both the short- and long-term operational and financial goals of the Company. First, our program consists of guaranteed pay (salary) and at-risk pay (annual cash incentive plan awards and annual and long-term equity awards) and the Committee reviews this balance annually. Second, our program establishes appropriate short-term and long-term performance goals that are designed to encourage sustained growth and long-term success. Third, our program requires executive retention through our vesting provisions. For example, our long-term incentive equity awards only become fully vested approximately 5 years (for our Level 1 awards) and approximately 10 years (for our Level 2 awards) after their initial grant. Fourth, amounts to be paid under our annual cash incentive plan compensation are capped at 200%. Fifth, performance goals for our annual cash incentive plan balance between corporate, business unit and individual performance and financial and non-financial goals. Finally, the Committee retains ultimate oversight over the compensation of our named executive officers and retains the ability to use discretion where appropriate.

Tax Implications

  Taxation and Deductibility of Executive Compensation

        To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting of previously granted awards.

        Under Section 162(m) of the Code, a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for performance-based compensation, including the approval of the performance goals by the stockholders of the Company. The Company has not adopted any formal policy with respect to Section 162(m) of the Code. However, the Committee generally structures compensation to be deductible and considers cost and value to the Company in making compensation decisions, which would result in non-deductibility. The Board has on occasion made decisions resulting in non-deductible compensation. The qualitative MBO portion of the annual non-equity incentive plan compensation and the additional bonuses awarded outside of the non-equity incentive compensation plan are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code. The Committee and the Board believe that these payments were appropriate and in the best interests of the Company and serve to retain key executives and reward past performance.

        The Company believes that the company profit portion and the quantitative MBO portion of its non-equity incentive plan and its grants of NSUs, RSUs and SARs meet the exception for performance-based compensation described in the previous paragraph.

 COMPENSATION COMMITTEE REPORT

        The Compensation and Management Development Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Management Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
Maureen Conners, Chair John M. Gibbons John G. Perenchio

        The Report of the Compensation and Management Development Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

 SUMMARY COMPENSATION TABLE

        The following table sets forth, for the years ended December 31, 2010, 2009, and 2008 all compensation paid or awarded to the Named Executive Officers.

Name and principal position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Angel R. Martinez	2010	$950,000	$350,000		$1,863,000	$1,900,000	7,350		$5,070,350
Chief Executive Officer	2009	750,000	441,715		706,725	1,458,285	6,900		$3,363,625
and President	2008	750,000	300,000		1,526,400	1,500,000	6,900		$4,083,300
Thomas A. George	2010	350,000	150,000		828,000	350,000	7,350		$1,685,350
Chief Financial Officer	2009	95,577	73,333	(4)	105,315	116,667	—		$390,892
Zohar Ziv	2010	500,000	229,000		1,242,000	1,000,000	7,350		$2,978,350
Chief Operating Officer	2009	375,000	150,000		471,150	750,000	6,900		$1,753,050
	2008	375,000	75,000		1,017,600	750,000	6,900		$2,224,500
Constance X. Rishwain	2010	400,000	200,000		1,242,000	800,000	7,350		$2,649,350
President of the	2009	350,000	200,000		471,150	700,000	6,900		$1,728,050
UGG Division	2008	300,000	225,000		954,000	600,000	6,900		$2,085,900
Colin G. Clark	2010	300,000	—		897,000	537,000	—		$1,734,000
Senior Vice President of	2009	250,000	150,000		340,275	500,000	6,462	(5)	$1,246,737
International	2008	250,000	93,750		763,200	500,000	24,000	(5)	$1,630,950

(1)
The amounts in this column are the aggregate grant date fair value computed in accordance with ASC Topic 718 and exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
The amounts in this column reflect the value of cash awards to the named individuals under our annual cash incentive plan, which is discussed in further detail under the heading "Bonus and Annual Cash Incentive Plan Compensation."

(3)
The amounts in this column reflect the Company's 401(k) matching contributions to the named executive officers unless noted otherwise.

(4)
This amount includes a $40,000 sign-on bonus paid by the Company to Mr. George.

(5)
The amounts in this column reflect a housing differential paid by the Company to Mr. Clark.

 GRANTS OF PLAN BASED AWARDS IN 2010

        The following table sets forth all grants of plan-based awards made to the Named Executive Officers during the fiscal year ended December 31, 2010. For further discussion regarding the grants, see above under "Compensation Discussion and Analysis."

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
									Grant Date Fair Value of Stock Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Angel R. Martinez	3/30/2010	(3)	$475,000	$950,000	$1,900,000	20,250	40,500	40,500	$1,863,000
Thomas A. George	3/30/2010	(3)	87,500	175,000	350,000	9,000	18,000	18,000	828,000
Zohar Ziv	3/30/2010	(3)	250,000	500,000	1,000,000	13,500	27,000	27,000	1,242,000
Constance X. Rishwain	3/30/2010	(3)	200,000	400,000	800,000	13,500	27,000	27,000	1,242,000
Colin G. Clark	3/30/2010	(3)	150,000	300,000	600,000	9,750	19,500	19,500	897,000

(1)
The amounts set forth in the columns below represent the "threshold," "target" and "maximum" amounts of non-equity incentive plan compensation that were payable to our Named Executive Officers pursuant to our annual cash incentive plan with respect to fiscal year 2010. Additional information regarding the annual cash incentive plan, including the methodology for calculating the non-equity incentive plan awards and the determination of the actual non-equity incentive plan amounts actually paid to the Named Executive Officers with respect to fiscal year 2010, is set forth under the heading "Bonus and Annual Cash Incentive Plan Compensation."

(2)
The amounts set forth in the columns represent the "threshold," "target" and "maximum" number of NSUs that could have been earned by our Named Executive Officers based on the Company's performance in fiscal year 2010. Each of the NSUs were granted pursuant to the 2006 Plan. Additional information regarding the terms of the NSUs, including the performance targets and vesting conditions associated with each, is set forth under the heading "Performance-based Short-Term and Long-Term Equity Incentive Compensation."

(3)
The number of NSUs awarded in the 2010 annual grant was primarily based on the executive's respective level within the Company and the level of criticality of his or her position.

 OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR END

        The following table sets forth equity awards of the Named Executive Officers outstanding as of December 31, 2010.

	Stock Appreciation Rights (SAR) Awards (1)					Stock Awards
Name	Number of securities underlying unexercised SARs (#) exercisable	Number of securities underlying unexercised SARs (#) unexercisable	Number of securities underlying unexercised unearned SARs (#)	SAR exercise price ($)	SAR expiration date	Number of stock awards that have not vested (#)		Market value of units of stock that have not vested(3)($)	Number of unearned stock awards that have not vested(2)(#)		Market value of unearned units that have not vested(3)($)
Angel R. Martinez	—	240,000	60,000	$26.73	5/9/2017	117,000	(4)	$9,329,580	45,000	(9)	$3,588,300
	—	—	300,000	26.73	5/9/2022
Thomas A. George	—	—	—	—	—	22,500	(5)	1,794,150	—		—
Zohar Ziv	—	60,000	15,000	26.73	5/9/2017	78,000	(6)	6,219,720	12,600	(10)	1,004,724
	—	—	75,000	26.73	5/9/2022
Constance X. Rishwain	—	60,000	15,000	26.73	5/9/2017	76,500	(7)	6,100,110	12,600	(11)	1,004,724
	—	—	75,000	26.73	5/9/2022
Colin G. Clark	—	60,000	15,000	26.73	5/9/2017	57,000	(8)	4,545,180	2,100	(12)	167,454

(1)
All SARs were granted on May 9, 2007. SARs vest subject to long-term performance objectives and long-term service conditions. 80% of Level 1 SAR awards vested on December 31, 2010 and became exercisable on March 1, 2011. Provided the conditions are met, 20% of Level 1 SAR awards will vest on December 31, 2011 and Level 2 SAR awards will vest 80% on December 31, 2015 and 20% on December 31, 2016.

(2)
This column includes RSUs, all of which were granted on May 9, 2007. RSUs vest subject to long-term performance objectives and long-term service conditions. Provided the conditions are met, 20% of Level 1 RSU awards will vest on December 31, 2011 and Level 2 RSU awards will vest 80% on December 31, 2015 and 20% on December 31, 2016.

(3)
The closing price of the Company's Common Stock on December 31, 2010 was $79.74.

(4)
Consists of: (i) 36,000 nonvested stock units granted on February 27, 2008, which shares vest in equal quarterly installments starting March 31, 2011; (ii) 40,500 nonvested stock units granted on March 30, 2009, which shares vest in equal quarterly installments starting March 31, 2012; and (iii) 40,500 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013.

(5)
Consists of (i) 4,500 nonvested stock units granted on September 11, 2009, which shares vest in equal quarterly installments starting September 30, 2012; and (ii) 18,000 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013.

(6)
Consists of (i) 24,000 nonvested stock units granted February 27, 2008, which shares vest in equal quarterly installments starting March 31, 2011; (ii) 27,000 nonvested stock units granted on March 30, 2009, which shares vest in equal quarterly installments starting March 31, 2012; and (iii) 27,000 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013.

(7)
Consists of (i) 22,500 nonvested stock units granted on February 27, 2008, which shares vest in equal quarterly installments starting March 31, 2011; (ii) 27,000 nonvested stock units granted on March 30, 2009, which shares vest in equal quarterly installments starting March 31, 2012; and (iii) 27,000 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013.

(8)
Consists of (i) 18,000 nonvested stock units granted on February 27, 2008, which shares vest in equal quarterly installments starting March 31, 2011; (ii) 19,500 nonvested stock units granted on March 30, 2009, which shares vest in equal quarterly installments starting March 31, 2012; and (iii) 19,500 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013.

(9)
Consists of: (i) 7,500 restricted stock units granted on May 9, 2007, which shares vest on December 31, 2011, subject to the satisfaction of performance conditions; (ii) 37,500 restricted stock units granted on May 9, 2007, which share vest 80% on December 31, 2015 and 20% on December 31, 2016, subject to the satisfaction of performance conditions.

(10)
Consists of: (i) 2,100 restricted stock units granted on May 9, 2007, which shares vest on December 31, 2011, subject to the satisfaction of performance conditions; (ii) 10,500 restricted stock units granted on May 9, 2007, which shares vest 80% on December 31, 2015 and 20% on December 31, 2016, subject to the satisfaction of performance conditions.

(11)
Consists of: (i) 2,100 restricted stock units granted on May 9, 2007, which shares vest on December 31, 2011, subject to the satisfaction of performance conditions; (ii) 10,500 restricted stock units granted on May 9, 2007, which shares vest 80% on December 31, 2015 and 20% on December 31, 2016, subject to the satisfaction of performance conditions.

(12)
Consists of 2,100 restricted stock units granted on May 9, 2007, which shares vest December 31, 2011, subject to the satisfaction of performance conditions.

 2010 OPTION EXERCISES AND STOCK VESTED

        The following table provides information, for the Named Executive Officers, regarding stock option exercises and stock award vesting during 2010, including the number of shares acquired upon exercise or vesting and the value realized, before payment of any applicable withholding tax and broker commissions.

	SARs Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(3)
Angel R. Martinez	—	$—	66,000	$4,519,710
Thomas A. George	—	—	—	—
Zohar Ziv	—	—	26,400	1,707,699
Constance X. Rishwain	—	—	26,400	1,707,699
Colin G. Clark	—	—	26,400	1,707,699

(1)
The amounts in this column include NSUs and Restricted Stock Units (RSUs) that vested on December 31, 2010 and were issued on March 1, 2011. These RSUs represent 80% of the Level 1 grants awarded as part of the long-term incentive plan and amounted to 30,000 shares acquired by Angel Martinez and 8,400 shares acquired by each Zohar Ziv, Constance Rishwain and Colin Clark.

(2)
Total shares received net of shares withheld for taxes were 36,389 by Angel Martinez; 15,163 by Zohar Ziv; 19,351 by Constance Rishwain; and 21,189 by Colin Clark.

(3)
This column includes NSUs and RSUs and calculates the RSU values based on the closing stock price on the March 1, 2011 issuance date.

NONQUALIFIED DEFERRED COMPENSATION

        In 2008, the Board adopted a Deferred Stock Unit Compensation Plan, a Sub Plan under the Deckers Outdoor Corporation 2006 Equity Incentive Plan. A director or employee of the Company who holds unvested restricted stock awards, including NSUs and RSUs, may elect to defer settlement of up to 100% of his or her awards. For each share of Common Stock held pursuant to a restricted stock award that is deferred, the participant will receive one Deferred Stock Unit. Amounts deferred will be distributed, as more specifically described in the plan, at the time elected by the participant. A participant's Deferred Stock Units will be settled in shares of Common Stock, as more specifically described in the plan. In 2010, none of the Company's executive officers elected to participate in the Company's Deferred Stock Unit Compensation Plan.

        On December 16, 2009, the Compensation Committee adopted and approved a Nonqualified Deferred Compensation Plan. The plan is an unfunded, nonqualified deferred compensation program sponsored by the Company to provide certain of its management or highly compensated employees designated by the Company's Board of Directors (or a committee appointed by the Board to administer the plan) the opportunity to defer compensation into the plan. The effective date for the plan for the first year will be February 1, 2010, and thereafter the plan year will be from January 1 to December 31. Participants may defer up to 50% of their annual base salary and up to 95% of any performance bonus to the plan. In the discretion of the Board of Directors (or a committee appointed by the Board to administer the plan), the Company may make additional contributions to be credited to the account of any or all participants in the plan. No such contribution had been approved as of December 31, 2010. Under the terms of the plan, the Company has established a trust as a reserve for the benefits payable under the plan. Distributions from the plan are governed by the Internal Revenue Code and the plan.

None of the Company's named executive officers made contributions to this plan during 2010. Certain of the Named Executive Officers did elect to participate in this plan during 2010 and, pursuant to such elections, amounts will be contributed to this plan during 2011.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The Company entered into Change of Control and Severance Agreements (the "Severance Agreements") with each of the Named Executive Officers effective as of January 1, 2010 to replace the expired employment agreements with such executives. The new Severance Agreements have eliminated gross ups for the Internal Revenue Code section 280G excise tax penalty on "excess golden parachute payments" as a result of termination following a Change of Control. The information below describes compensation and benefits that are payable or earned under the Change of Control and Severance Agreements with the Named Executive Officers which were effective as of January 1, 2010.

        As further described in the Compensation Discussion and Analysis above, the purpose of these agreements is to ensure the continued services of the Named Executive Officers while eliminating the excise tax gross up contained in their prior employment agreements. Severance benefits serve to ease a Named Executive Officer's transition due to an unexpected employment termination by the Company. In addition, upon a Change of Control, severance benefits serve to retain key executives in the face of uncertainty following a Change of Control event so that the Company can maintain a stable and effective management team.

        For purposes of the Severance Agreements, Cause means (i) any willful breach of duty by the executive in the course of their employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of the Company's insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, engaging in conduct which is material injurious to the Company or its affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) the executive's gross negligence or incapacity to perform duties, excluding total disability.

        Good Reason means without the consent of the Executive (a) the occurrence of material breach of this Agreement by the Company, or (b) if within two (2) years of a Change of Control, there is a material reduction of the Executive's total compensation, benefits, and perquisites, the Company's relocation is greater than 50 miles from the location where the Executive performs services, or a material change in the Executive's position or duties; provided, however, no such event shall constitute "Good Reason" hereunder unless the Executive shall have given written notice to the Company of Executive's intent to resign for "Good Reason" within 30 days after the Executive first becomes aware of the occurrence of any such event (specifying the nature and scope of the event) and such event or occurrence shall not have been cured within 30 days of the Company's receipt of such notice.

        Change of Control means if there is a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group acquires, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of the Company (or a successor organization).

        Constructive Termination means a termination following the occurrence of any one or more of the following events without the executive's written consent: (i) any material reduction in position, title, overall responsibilities, level of authority, level of reporting, base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a change of the executive's location of employment by more than 50 miles.

Termination by the Company for Cause, or by Executive other than for Good Reason

        Pursuant to the Severance Agreements with each of the Named Executive Officers, if the executive is terminated by the Company for Cause, or the executive terminates their employment, other than for Good Reason, then the Named Executive Officer will receive the following from the Company:

  •
  payment of his or her accrued base salary, accrued vacation, reimbursement for certain expenses, accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, accrued but unpaid incentive bonus for the prior fiscal year (excluding any incentive bonus for the year of termination); and

  •
  right to exercise all vested unexercised stock options and NSUs outstanding as of the termination date.

Termination due to death or total disability

        Pursuant to the Severance Agreements with each of the Named Executive Officers, if the executive is terminated due to his death or total disability, then in addition to those benefits provided upon a termination for Cause, the Named Executive Officer will receive:

  •
  pro-rated portion of his or her non-equity incentive bonus for the current fiscal year based on actual length of service during the year of termination.

Termination by the Company without Cause or by Executive for Good Reason

        Pursuant to the Severance Agreements with each of the Named Executive Officers, if the executive is terminated by the Company without Cause or by Executive for Good Reason, then in addition to those benefits provided upon a termination due to death or total disability, the Named Executive Officer will receive:

  •
  payment of his or her then effective base salary for one year following his or her termination, subject to such executive signing a release; and

  •
  receipt of health benefits for a period of one year following his or her termination or his or her attainment of alternative employment that provides health benefits, whichever is earlier.

Termination without Cause or by Executive for Good Reason within two years of a Change of Control

        Pursuant to the Severance Agreements with each of the Named Executive Officers, if the executive is terminated by the Company without Cause of by Executive for Good Reason within two years of a Change of Control, then in addition to those benefits provided upon a termination due to death or total disability, the Named Executive Officer will receive:

  •
  subject to such executive signing a release, payment of one and one-half times his or her then effective annual base salary plus the greater of (i) one and one-half times the targeted non-equity incentive bonus immediately prior to the termination or (ii) one and one-half times the average actual non-equity incentive bonus for the previous three years. Each of Mr. Martinez and Mr. Ziv will receive two times their respective annual base salary plus the greater of (i) two times the targeted incentive bonus immediately prior to termination or (ii) two times the average actual incentive bonus for the previous three years, subject to signing a release.

  •
  receipt of health benefits for a period of eighteen months following his or her termination or his or her attainment of alternative employment that provides health benefits, whichever is earlier. Mr. Martinez will receive these benefits for two years and Mr. Ziv will receive these benefits for one year.

        The Company determined to provide Mr. Martinez and Mr. Ziv with a slightly higher severance payment upon a termination following a Change of Control to reflect each of their key leadership roles and their importance to the Company's management.

        No Named Executive Officers will be entitled to gross ups for the Internal Revenue Code section 280G excise tax penalty on "excess golden parachute payments" as a result of termination following a Change of Control.

Equity Awards Upon Termination or Change of Control

        Pursuant to the terms of the equity awards under the 2006 Plan, the employees that receive such awards, including the Named Executive Officers, are entitled to certain benefits upon the occurrence of each of the following: (i) termination without cause or pursuant to a Constructive Termination, (ii) a change of control and either it is not approved by a majority of the directors or the successor entity does not provide for the continuance of the award, and (iii) a change of control followed by termination.

        For the NSUs awarded annually as part of our performance-based short-term equity incentive compensation, if an awardee is terminated by the Company without cause or pursuant to a Constructive Termination, if the threshold performance criteria of the NSUs awarded to such executive under the 2006 Plan have been satisfied, the awardee will be entitled to accelerated vesting for a pro rata portion of the NSU award based on a fraction, the numerator of which is the length of service beginning in January in the year of the NSU grant divided by the total number of months in the vesting period, and will be settled in shares of the Company's common stock. If a change of control occurs and either it is not approved by a majority of the directors or the successor entity does not provide for the continuance of the NSUs, then the NSUs will fully vest if the threshold performance criteria has been satisfied. Finally, if an awardee is terminated without cause or pursuant to a Constructive Termination within twelve months of a change of control, he or she will be entitled to full acceleration of any unvested NSUs awarded under the 2006 Plan.

        For the SARs and RSUs awarded as part of our performance-based long-term equity incentive compensation, upon a change of control the performance conditions of the SARs and RSUs will be deemed satisfied, but the awards will remain subject to service-based vesting conditions. If a change of control occurs and either it is not approved by a majority of the directors or the successor entity does not provide for the continuance of the SARs and RSUs, then the SARs and RSUs will fully vest. Finally, if an awardee is terminated without cause or pursuant to a Constructive Termination within twelve months of a change of control, he or she will be entitled to full acceleration of any unvested SARs and RSUs awarded under the 2006 Plan. The RSUs will fully vest upon the awardee's death or disability.

        A summary of payments and benefits that would be provided by the Company in addition to amounts accrued for unpaid base salary, vacation pay, non-equity incentive bonus and reimbursable expenses, if the termination or change of control had occurred on December 31, 2010 (based on the closing price of the Company's Common Stock on December 31, 2010 of $79.74), given the Named Executive Officers' compensation and service levels per their respective Severance Agreements and equity awards is as follows:

Name	Type of Compensation or Benefit	Upon Termination by the Company Without Cause or by Executive for Good Reason	For Death or Disability	Upon Change of Control
Angel R. Martinez	cash payments	$950,000	$—	$5,866,667
	value of health benefits	19,459	—	38,918
	value of NSUs	4,575,083	—	9,329,580
	value of RSUs	—	3,588,300	3,588,300
	value of SARs	—	—	5,827,399

		5,544,542	3,588,300	24,650,864

Thomas A. George	cash payments	350,000	—	1,012,500
	value of health benefits	15,648	—	23,471
	value of NSUs	538,245	—	1,794,150

		903,893	—	2,830,121

Zohar Ziv	cash payments	500,000	—	2,969,333
	value of health benefits	12,608	—	12,608
	value of NSUs	3,050,055	—	6,219,720
	value of RSUs	—	1,004,724	1,004,724
	value of SARs	—	—	1,456,850

		3,562,663	1,004,724	11,663,235

Constance X. Rishwain	cash payments	400,000	—	1,962,500
	value of health benefits	17,419	—	26,128
	value of NSUs	2,960,348	—	6,100,110
	value of RSUs	—	1,004,724	1,004,724
	value of SARs	—	—	1,456,850

		3,377,767	1,004,724	10,550,312

Colin G. Clark	cash payments	300,000	—	1,340,375
	value of health benefits	12,078	—	18,117
	value of NSUs	2,242,688	—	4,545,180
	value of RSUs	—	1,004,724	1,004,724
	value of SARs	—	—	1,456,850

		2,554,766	1,004,724	8,365,246

        No additional payments or benefits would be provided by the Company if the termination occurred by the Company for Cause or by the executive without Good Reason.

 DIRECTOR COMPENSATION

        For the first half of 2010, directors who are not employees of the Company or its subsidiaries ("Nonemployee Directors") received an annual retainer of $45,000 in cash plus $5,000 for each committee assignment. For the second half of 2010, the annual retainer was increased to $50,000 in cash plus $15,000 for each committee assignment. In the event that more than 10 meetings were required by any committee, a meeting fee of $1,500 per meeting would be paid to all members plus reimbursement of any expenses they may incur with respect to such meetings. Beginning with the second half of 2010, the $1,500 meeting fee was eliminated. In addition, for the first half of 2010, the following positions were entitled to receive an additional annual retainer fee of $30,000 for the Lead Director, $30,000 for the Audit Committee Chair, and $7,500 each for the Committee Chair for the Compensation and Management Development Committee and the Corporate Governance and Nominating Committee. For the second half of 2010, these fees were increased to $70,000 for Lead Director, $40,000 for Audit Committee Chair, and $15,000 each for the Committee Chair for the Compensation and Management Development Committee and the Corporate Governance and Nominating Committee. For the first half of 2010, Nonemployee Directors also received equity compensation with a total value of approximately $100,000 annually of the Company's Common Stock, to be paid out in quarterly installments with the share price to be determined using a rolling average of the share price during the last 10 days of the quarter. For the second half of 2010, this equity compensation was increased to $125,000 annually, to be paid in quarterly installments of $31,250.

        The Board elected to make the aforementioned changes to the Board compensation package in light of the recent rapid growth of the Company and the additional challenges and time commitments that come with that change.

        In addition, in 2010, the Board adopted stock ownership guidelines for the Nonemployee Directors. Nonemployee Directors are also required to hold Company shares worth 5 times the annual retainer within 5 years of joining the Board and each director must hold Company shares after 1 year of joining the Board.

        Directors who were employees of the Company or its subsidiaries served as directors without compensation.

Name	Year	Fees Earned ($)	Stock Awards(1) ($)	Total ($)
John M. Gibbons	2010	$100,000	$110,035	$210,035
Director
Rex A. Licklider	2010	101,250	110,035	211,285
Director
Ruth M. Owades	2010	57,500	110,035	167,535
Director
John G. Perenchio	2010	73,750	110,035	183,785
Director
Maureen Conners	2010	75,000	110,035	185,035
Director
Tore Steen	2010	57,500	110,035	167,535
Director
Karyn O. Barsa	2010	57,500	110,035	167,535
Director
Angel R. Martinez(2)	2010	N/A	N/A	N/A
Chair of the Board

(1)
Represents grants of 546 shares of common stock at a per share price of $46.00 on March 31, 2010, 483 shares of common stock at a per share price of $47.62 on June 30, 2010, 644 shares of common stock at a per share price of $49.96 on September 30, 2010, and 373 shares of common stock at a per share price of $79.74 on December 31, 2010.

(2)
Mr. Martinez received compensation as President and Chief Executive Officer of the Company for 2010 as discussed in the section entitled "Compensation Discussion and Analysis". He did not receive any compensation as a director in 2010.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding shares of the Company's Common Stock that may be issued under the Company's equity compensation plans as of December 31, 2010.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance(3)
Equity compensation plans approved by security holders	2,033,198	$26.25	3,695,459
Equity compensation plans not approved by security holders	—	—	—

Total	2,033,198	$26.25	3,695,459

(1)
Includes outstanding options, unexercisable SARs, and unvested NSUs and RSUs. The nature of the NSU and RSU grants are described in the Compensation Discussion and Analysis.

(2)
The weighted-average exercise price of the options was $4.91 and the stock price at the date of grant of the SARs was $26.73. The weighted-average exercise price does not take into account the NSUs and RSUs.

(3)
Includes 6,000,000 authorized shares under the 2006 Plan less actual shares issued as well as shares reserved for outstanding SARs, NSUs and RSUs.

Compensation Policies and Practices and their Relation to Risk Management

        In addition to our compensation policies for executive officers, the Compensation Committee reviews the risks and rewards associated with the Company's compensation programs for all employees generally. The Company's compensation programs for all employees include elements that mitigate risk while continuing to properly incentivize our employees. We believe that our compensation policies reward prudent business judgment and appropriate risk taking for the long term performance of the Company. Specifically, the policies which mitigate undue risk taking include: (i) independent Compensation Committee oversight and the ability of the Committee to exercise its discretion, (ii) the use of a balanced mix of cash and equity, (iii) the use of multiple performance factors in our cash incentive compensation plan, so that employees do not focus on a single financial measure, (iv) capping awards payable under our cash incentive compensation plan, and (v) multiple-year vesting of our equity awards to support long-term shareholder value creation, as described above.

        Management and the Compensation Committee evaluate the risk involved with the compensation policies for all of our employees and do not believe any of the Company's compensation programs create risks that are reasonably likely to pose a material adverse impact to the Company.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 31, 2011, certain information concerning the shares of Common Stock beneficially owned by (i) each person who is a Named Executive Officer; (ii) each director and director nominee; (iii) all executive officers and directors as a group (thirteen persons); and (iv) each person known by the Company to be the beneficial owner of more than 5% of our Common Stock (other than directors, executive officers and depositaries) based upon the most recent SEC filings available.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class(3)
Named Executive Officers
Angel R. Martinez	295,378	*
Thomas A. George	—	*
Zohar Ziv	89,674	*
Constance X. Rishwain	3,000	*
Colin G. Clark	67,689	*
Directors and Director Nominees
Angel R. Martinez	295,378	*
Rex A. Licklider	628,067	1.6%
John M. Gibbons(4)	27,468	*
John G. Perenchio	126,179	*
Maureen Conners	14,235	*
Tore Steen(5)	18,035	*
Ruth M. Owades	10,235	*
Karyn O. Barsa	5,960	*
Michael F. Devine, III	126	*
All directors and executive officers as a group (fifteen persons)	1,373,520
5% Stockholders
BlackRock, Inc.(6)	3,594,210	9.3%
FMR LLC(7)	3,571,942	9.2%

*
Percentage of shares beneficially owned does not exceed 1% of the class so owned.

(1)
The address of each beneficial owner is 495-A South Fairview Avenue, Goleta, California 93117, unless otherwise noted.

(2)
Unless otherwise noted, the Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable.

(3)
Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before the date that is 60 days after March 31, 2011 are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

(4)
Includes 27,468 shares held by the Gibbons Living Trust as to which Mr. Gibbons has joint voting and investment power.

(5)
Includes 12,429 shares which are pledged as security.

(6)
Includes 3,594,210 shares held by BlackRock, Inc., which identified itself as a parent holding company, with sole dispositive power and voting power with respect to all of such shares. This information is based solely on a Schedule 13G/A filed by the party on February 4, 2011 whose business address is 40 East 52nd Street, New York, NY 10022.

(7)
Includes 3,571,942 shares held by FMR LLC, which identified itself as a parent holding company. Edward C. Johnson 3d, Chairman of FMR LLC, and members of his family, collectively own 49% of the voting power of FMR LLC and may constitute a controlling group with respect to FMR LLC. The shares are held directly by the following entities controlled by FMR LLC: Fidelity Management and Research Company, Pyramis Global Advisors Trust Company and FIL Limited, each of which owns such shares in their capacities as investment advisor or investment manager. Edward C. Johnson 3d and FMR LLC each has sole dispositive power with respect to all of such shares and sole voting power with respect to 11,170 of such shares. Neither Edward C. Johnson 3d nor FMR LLC has the sole power to vote or direct the voting of shares held by the Fidelity Funds, which power resides with the board of trustees of the Fidelity Funds. This information is based solely on a 13G/A filed by the party on February 14, 2011 whose business address is 82 Devonshire Street, Boston, MA 02109.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's financial reporting, public accounting firm, Chief Audit Executive, legal and regulatory compliance, related party transactions, code of conduct and system of internal controls. The Audit Committee is currently composed of three directors, each of whom meets the independence and experience requirements under the Nasdaq rules and the independence requirements of the SEC.

        Management is responsible for the preparation of the Company's financial statements and financial reporting process including its system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and expressing (i) an opinion on whether the Company's consolidated financial statements present fairly, in all material respects, the Company's financial position and results of operations and cash flows for the periods presented in conformity with U.S. generally accepted accounting principles and (ii) an opinion on whether the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Audit Committee's responsibility is to monitor and oversee these processes. The Board of Directors has determined that John M. Gibbons, the Chair of the Audit Committee, is an audit committee financial expert and is independent.

        In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2010 consolidated financial statements and obtained from management their representation that the Company's financial statements have been prepared in accordance with U.S. generally accepted accounting principles. Management determined that, as of December 31, 2010, the Company maintained effective internal control over financial reporting.

        The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other items, information regarding the conduct of the audit of the Company's consolidated financial statements. The Audit Committee also received written disclosures from KPMG LLP required by the PCAOB's Rule 3526: Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with KPMG LLP its independence from the Company and the Company's management. The Audit Committee has further considered the compatibility of the services provided by KPMG LLP with that firm's independence.

        The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. The Audit Committee held 8 meetings during fiscal 2010, including meetings with the independent registered public accounting firm and Chief Audit Executive, both with and without management present. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company's financial statements are complete and accurate, are presented in accordance with U.S. generally accepted accounting principles or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB or that the Company's registered public accounting firm is independent.

        Based upon the Audit Committee's review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K as of and for the year ended December 31, 2010, filed with the SEC on March 1, 2011.

THE AUDIT COMMITTEE
John M. Gibbons, Chair Tore Steen Karyn O. Barsa

        The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Relationships and Related Person Transactions

        The legal department is primarily responsible for identifying and reviewing relationships and transactions in which the Company and our directors, executive officers, certain of our stockholders or their immediate family members are participants to determine whether any of these related persons had or will have a direct or indirect material interest. In order to identify potential related person transactions, the Company's legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. In addition, the Company's Code of Business Conduct and Ethics addresses conflicts of interest where an individual's private interests interfere or conflict with the interests of the Company, including relationships with suppliers, customers or competitors. Conflicts of interest which might impair or appear to impair the exercise of judgment solely for the benefit of the Company are prohibited. In general, such conflicts must be approved by the legal department, the employee's supervisor or, in the case of directors, the Audit Committee. Information regarding potential conflicts of interests in violation of the Company's Code of Business Conduct and Ethics may be reported to the Company's anonymous reporting hotline and may be subsequently obtained by the Audit Committee Chair, the Chair of the Board and the Chief Audit Executive.

        If a related person transaction is identified by the legal department as one which must be reported in the Company's Proxy Statement pursuant to applicable Securities and Exchange Commission regulations, our Audit Committee is responsible for reviewing and approving or ratifying any such related person transactions. In evaluating related person transactions, our Audit Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as the Audit Committee and as individual directors. The Audit Committee may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company.

        There were no disclosable transactions with related persons under Item 404 of Regulation S-K during the fiscal year ended December 31, 2010 nor are any such transactions currently proposed.

Limitation of Liability and Indemnification of Directors and Officers

        Our Certificate of Incorporation and Bylaws provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Delaware General Corporation Law (the "DGCL"). In addition, we have entered into Indemnification Agreements with our directors and executive officers in which we agree to indemnify such persons to the fullest extent now or hereafter permitted by the DGCL.

        We have obtained a liability policy for our directors and officers as permitted by the DGCL which extends to, among other things, liability arising under the Securities Act of 1933, as amended.

        We maintain an insurance policy pursuant to which our directors and officers are insured, within the limits and subject to the limitations of the policy, against specified expenses in connection with the defense of claims, actions, suits or proceedings, and liabilities which might be imposed as a result of such claims, actions, suits or proceedings, that may be brought against them by reason of their being or having been directors or officers.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Section 16 Persons") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the SEC as well as the Company.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person known to the Company that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its Section 16 Persons were complied with except that:

            (i)  Zohar Ziv filed a Form 4 on October 12, 2010, which reported one transaction, related to a sale pursuant to a Rule 10b5-1 trading plan, that was due to be reported on October 7, 2010; and

           (ii)  Colin G. Clark filed a Form 4 on February 3, 2011, which reported one transaction, related to the forfeiture of his Level 2 RSU awards, that was due to be reported on December 28, 2010.

 PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        For the 2010 fiscal year, KPMG LLP provided audit services, which included examination of the Company's annual consolidated financial statements. The Audit Committee has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2011. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

        Although this appointment is not required to be submitted to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock, present in person or represented by Proxy at the Annual Meeting and entitled to vote. If the stockholders do not ratify the appointment, the Audit Committee will consider the selection of another independent registered public accounting firm.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
"FOR" PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Audit Fees and All Other Fees

  Audit Fees

        Fees approved for audit services totaled approximately $1,235,000 in 2010 and $1,200,000 in 2009. The 2010 audit fees include fees associated with the audit of the Company's consolidated balance sheets as of December 31, 2010 and 2009, the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2010 and the audit of internal control over financial reporting as of December 31, 2010 (collectively referred to as the integrated audit), as well as the reviews of the Company's quarterly reports on Form 10-Q and certain statutory audits required internationally.

  Audit-Related Fees

        The Company was not billed for any audit-related fees in 2010 or 2009.

  Tax Fees

        Fees incurred for tax services, including tax compliance, tax advice and tax planning for income taxes and customs matters, totaled approximately $18,000 in 2010 and $41,000 in 2009.

  All Other Fees

        The Company was not billed for any other fees in 2010 or 2009.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee administers the Company's engagement of KPMG LLP and pre-approves all their audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of

KPMG LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services. The Audit Committee has determined that performance by KPMG LLP of the non-audit services listed above did not affect their independence.

        Prior to engagement, the Audit Committee Chair pre-approves all independent registered public accounting firm services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires that those services be submitted to the Audit Committee Chair for specific pre-approval before the Company can engage the independent registered public accounting firm to provide them. The Chair reports any pre-approval decisions to the Audit Committee at its next scheduled meeting for approval by the Committee. On May 8, 2007, the Audit Committee approved an Audit and Non-Audit Financial Service Approval Policy giving our Chief Audit Executive and Chief Financial Officer discretionary authority to engage financial services firms for audit and permissible non-audit services to the Company of up to a dollar amount equal to 5% of the total fees paid to our independent registered public accounting firm during each fiscal year.

 PROPOSAL NO. 3
PROPOSAL TO RE-APPROVE THE MATERIAL TERMS OF
THE PERFORMANCE GOALS UNDER THE DECKERS 2006 EQUITY INCENTIVE PLAN

        We are asking our stockholders to re-approve the material terms of the performance goals under the Deckers 2006 Equity Incentive Plan ("Plan" or "2006 Plan"). This re-approval is required under Internal Revenue Service regulations in order to preserve the Company's federal income tax deduction when payments related to these awards are made to certain executive officers. In particular, Section 162(m) of the Code generally prevents a publicly-held corporation from claiming federal income tax deductions for compensation in excess of $1 million paid to certain of its executive officers. Compensation, if it qualifies as "performance-based compensation," is exempt from this limitation. In order to qualify as performance-based compensation, among other conditions, the stockholders must re-approve the material terms of the performance goals every five years. The Plan was last approved by our stockholders in May 2006. We are not seeking approval for any changes to the Plan and re-approval of the Plan will not increase the number of shares under the Plan or otherwise represent an enhancement to executive compensation.

        The Plan has been filed as Appendix A to the Company's Definitive Proxy Statement dated April 21, 2006 and the First Amendment to the Plan has been filed as Appendix A to the Company's Definitive Proxy Statement dated April 9, 2007 and both are available on the SEC's Web site (www.sec.gov) or by written request to the Company.

        The Board of Directors initially adopted the Plan on March 27, 2006 to replace the Deckers Outdoor Corporation 1993 Employee Stock Incentive Plan, and the Plan was subsequently approved by the stockholders at the 2006 Annual Meeting of Stockholders. The Board of Directors adopted an amendment to the 2006 Plan (the "Amendment"), and the Amendment was subsequently approved by the stockholders at the 2007 Annual Meeting of Stockholders.

        The Board of Directors believes that the continued growth of the Company depends, in large part, upon its ability to attract and motivate key employees and directors, and that stock incentive awards are an important means of attracting, retaining and motivating talented personnel. The Board approved the Plan because it believes that the best means for aligning the interests of employees and stockholders is through equity incentives and encouraging ownership in the Company by its employees and directors.

Description of the Plan

        The following summary of the Plan is qualified by reference to the complete text of the 2006 Plan and the Amendment.

        Background and Purpose.    The primary purpose of the 2006 Plan is to encourage ownership in our Company by key personnel, whose long-term service is considered essential to our continued progress, thereby linking these employees' interests directly to stockholder interests through increased stock ownership.

        Eligible Participants.    Awards may be granted under the 2006 Plan to any of our employees, directors, or consultants or those of our affiliates, except that an incentive stock option may only be granted to a person who, at the time of the grant, is an employee of us or a related corporation. As of the Record Date, all employees and non-employee directors were eligible to participate.

        Number of Shares of Common Stock Available.    A total of 6,000,000 shares of our Common Stock are reserved for issuance under the 2006 Plan. The maximum aggregate number of shares that may be issued under the 2006 Plan through the exercise of incentive stock options is 4,500,000. If an award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, or is settled for less than the full number of shares of Common Stock represented by such award actually being issued, the unvested, cancelled, or unissued shares of Common Stock generally are returned to the available pool of shares reserved for issuance under the 2006 Plan. Under the currently effective 2006 Plan, if we experience a stock dividend, reorganization, or other change in our capital structure, the administrator shall adjust the number of shares available for issuance under the 2006 Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number limitations included in the 2006 Plan are also adjusted appropriately upon such event.

        Administration of the 2006 Plan.    The 2006 Plan is administered by the Board or the Compensation and Management Development Committee of the Board. In the case of awards intended to qualify as "performance-based-compensation" excludable from the deduction limitation under Section 162(m) of the Code, the 2006 Plan requires that the committee administering the 2006 Plan consist of two or more "outside directors" within the meaning of Section 162(m). The 2006 Plan further requires that any discretionary awards under the 2006 Plan to the non-employee directors be administered by an independent committee of the Board.

        The administrator has the authority to, among other things, select the individuals to whom awards will be granted and to determine the type of award to grant; determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards, and the form of consideration payable upon exercise; to provide for a right to dividends or dividend equivalents (that are not conditioned on exercise); and to interpret the 2006 Plan and adopt rules and procedures relating to administration of the 2006 Plan. Except to the extent prohibited by any applicable law, the administrator may delegate to one or more individuals the day-to-day administration of the 2006 Plan.

Award Types

        Options.    A stock option is the right to purchase shares of our Common Stock at a fixed exercise price for a fixed period. An option under the 2006 Plan may be an incentive stock option or a nonstatutory stock option. The exercise price of an option granted under the 2006 Plan must be at least equal to the fair market value of our Common Stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of our Common Stock on the date of grant.

        Unless the administrator determines to use another method, the fair market value of our Common Stock on the date of grant will be determined as the closing price for our Common Stock on the date the option is granted (or if no sales are reported that day, the last preceding day on which a sale occurred), using a reporting source selected by the administrator. The administrator determines the acceptable form of consideration for exercising an option, including the method of payment, either through the terms of the option agreement or at the time of exercise of an option, provided that consideration must have a value of not less than the par value of the shares to be issued and must be actually received before issuing any shares. The 2006 Plan permits payment in the form of cash, check or wire transfer, other shares of Common Stock of the Company, cashless exercises, any other form of consideration and method of payment permitted by applicable laws, or any combination thereof.

        An option granted under the 2006 Plan generally cannot be exercised until it becomes vested. The administrator establishes the vesting schedule of each option at the time of grant and the option will expire at the times established by the administrator. After termination of the optionee's service, he or she may exercise his or her option for the period stated in the option agreement, to the extent the option is vested on the date of termination. If termination is due to death or disability, the option generally will remain exercisable for twelve months following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term. Under the currently effective 2006 Plan, the term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years. The 2006 Plan authorizes the Compensation Committee to provide for awards or grants under the 2006 Plan, other than incentive stock options, with a term longer than ten years, notwithstanding the earlier termination or expiration of the 2006 Plan.

        Stock Awards.    Stock awards are awards or issuances of shares of our Common Stock that vest in accordance with terms and conditions established by the administrator. Stock awards include stock units, which are bookkeeping entries representing an amount equivalent to the fair market value of a share of Common Stock, payable in cash, property, or other shares of stock. The administrator may determine the number of shares to be granted, and impose whatever conditions to vesting it determines to be appropriate, including performance criteria and level of achievement versus the criteria that the administrator determines. The criteria may be based on financial performance, personal performance evaluations, and completion of service by the participant. Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase of the unvested portion of such shares at the original price paid by the participant, which we may exercise upon the voluntary or involuntary termination of the awardee's service with us for any reason, including death or disability.

        For stock awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the measures established by the administrator must be qualifying performance criteria. Qualifying performance criteria under the 2006 Plan include any of the following performance criteria, individually or in combination and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award:

          (i)  cash flow,

         (ii)  earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings),

        (iii)  earnings per share,

        (iv)  growth in earnings or earnings per share,

         (v)  stock price,

        (vi)  return on equity or average stockholders' equity,

       (vii)  total stockholder return,

      (viii)  return on capital,

        (ix)  return on assets or net assets,

         (x)  return on investment,

        (xi)  revenue,

       (xii)  income or net income,

      (xiii)  operating income or net operating income,

      (xiv)  operating profit or net operating profit,

       (xv)  operating margin,

      (xvi)  return on operating revenue,

     (xvii)  market share,

    (xviii)  contract awards or backlog,

      (xix)  overhead or other expense reduction,

       (xx)  growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index,

      (xxi)  credit rating,

     (xxii)  strategic plan development and implementation,

    (xxiii)  improvement in workforce diversity and

    (xxiv)  EBITDA

        Qualifying performance criteria may be applied either to the Company as a whole or to a business unit, affiliate, or business segment, individually or in any combination. Qualifying performance criteria may be measured either annually or cumulatively over a period of years, and may be measured on an absolute basis or relative to a pre-established target, to previous years' results, or to a designated comparison group, in each case as specified by the administrator in writing in the award. All performance awards made under the 2006 Plan have a minimum one year restriction and that all tenure based awards have a minimum three year restriction. In addition, the administrator would not have discretion to waive this additional proposed restriction, except in the case of death or disability of the person issued the award, or in the case of a change of control of the Company.

        Stock Appreciation Rights.    A stock appreciation right is the right to receive the appreciation in the fair market value of our Common Stock in an amount equal to the difference between (a) the fair market value of a share of our Common Stock on the date of exercise, and (b) the exercise price. This amount will be paid, as determined by the administrator, in shares of our Common Stock with equivalent value, cash, or a combination of both. The exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. Subject to these limitations, the administrator determines the exercise price, term, vesting schedule, and other terms and conditions of stock appreciation rights; except that stock appreciation rights terminate under the same rules that apply to stock options.

        Cash Awards.    Cash awards confer upon the participant the opportunity to earn future cash payments tied to the level of achievement with respect to one or more performance criteria established by the administrator for a performance period. The administrator will establish the performance criteria and level of achievement versus these criteria, which will determine the target and the minimum and maximum amount payable under a cash award. The criteria may be based on financial performance or personal performance evaluations, or both. Each portion of the award will be calculated separately and the amounts calculated with respect to a particular criteria will not be affected by the amounts calculated with respect to another criteria. For cash awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the measures established by the administrator must be specified in writing and the amount payable as cash under such cash award is limited to $2.0 million.

Other Provisions of the 2006 Plan

        Transferability of Awards.    Unless the administrator determines otherwise, the 2006 Plan does not permit the transfer of awards other than by beneficiary designation, will, or by the laws of descent or distribution, and only the participant may exercise an award during his or her lifetime.

        Preemptive Rights.    The 2006 Plan provides that no shares will be issued thereunder in violation of any preemptive rights held by any stockholder of the Company.

        Adjustments upon Merger or Change in Control.    The 2006 Plan provides that in the event of a merger with or into another corporation or our "change in control," including the sale of all or substantially all of our assets, and certain other events, our Board or the Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award; accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards; provide for the cancellation of awards in exchange for a cash payment to the participant; or provide for the cancellation of awards that have not been exercised or redeemed as of the relevant event.

        Amendment and Termination of the 2006 Plan.    The administrator has the authority to amend, alter, or discontinue the 2006 Plan, subject to the approval of the stockholders to the extent required by applicable laws. No amendment may impair the rights of any outstanding award without the agreement of the participant.

Certain Federal Income Tax Information

        The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2006 Plan. The federal tax laws may change and the federal, state, and local tax consequences for any participant will depend upon his or her individual circumstances. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her. We intend, and this summary assumes, that all awards granted under the 2006 Plan either will be exempt from or will comply with the requirements of Section 409A of the Code regarding nonqualified deferred compensation such that its income inclusion and tax penalty provisions will not apply to the participants. The 2006 Plan and any awards made under the 2006 Plan will be administered consistently with this intent. In any case, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant in connection with awards (including any taxes and penalties under Section 409A) and we will have no obligation to indemnify or otherwise hold a participant harmless from any such taxes or penalties.

  Tax Effects for Participants

        Incentive Stock Options.    For federal income tax purposes, an optionee does not recognize taxable income when an incentive stock option is granted or upon its exercise. When an incentive stock option is exercised, however, the difference between the option exercise price and the fair market value of the shares on the exercise date is an adjustment in computing the holder's alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the optionee's regular tax for the year.

        An optionee who disposes of shares acquired by exercise of an incentive stock option more than two years after the option is granted and one year after its exercise recognizes a long-term capital gain or loss equal to the difference between the sale price and the exercise price. A disqualifying disposition involving a sale or exchange will result in ordinary income to the participant in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). Any ordinary income recognized in connection with a disqualifying disposition by an employee of the Company is subject to tax withholding by us.

        Nonstatutory Stock Options.    A participant who receives a nonstatutory stock option with an exercise price equal to or greater than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income when he or she exercises the option, equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the Company is subject to tax withholding by us.

        Stock Awards.    A participant who receives a stock award that is not subject to a "substantial risk of forfeiture" will recognize ordinary income at the time of grant equal to the difference between the fair market value of the stock on the date of grant less the amount paid for the stock, if any. A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited if the participant ceases to provide services to us. Because of this substantial risk of forfeiture, a participant who receives a stock award that is subject to a "substantial risk of forfeiture" will not recognize ordinary income at the time of grant, but will recognize ordinary income on the date or dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant's ordinary income is measured as the difference between the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture less the amount paid for the stock, if any.

        The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the fair market value of the stock on the date of award less the amount paid for the stock, if any, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us. If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. Upon settlement, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

        Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right with an exercise price equal to or greater than the fair market value of the stock on the date of grant is granted to a participant or upon vesting. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares or cash received. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us. If the participant receives shares upon exercise, any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Cash Awards.    Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee or former employee will be subject to tax withholding by us.

        Tax Effect for Us.    Unless limited by Section 162(m) or Section 280G of the Code, we generally will be entitled to a tax deduction in connection with an award under the 2006 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option).

        Section 162(m) Limits.    Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to the Chief Executive Officer and each of the four other most highly paid executive officers. Certain performance-based compensation is not subject to the deduction limit. Awards under the 2006 Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2006 Plan provides that the maximum number of shares for which awards may be made to any employee, in any calendar year, is 3,000,000, except that in connection with his or her initial service, an awardee may be granted awards covering up to an additional 3,000,000 shares. The maximum amount payable pursuant to that portion of a cash award granted under the 2006 Plan for any fiscal year to any employee that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code may not exceed $2,000,000.

        Section 409A.    The American Jobs Creation Act of 2004 contains deferred compensation provisions added as Section 409A of the Code. These provisions make compensation deferred under a nonqualified deferred compensation plan taxable on a current basis (or, if later, when vested) and subject to an additional 20% tax, unless certain requirements are met. The 2006 Plan provides that it is the Company's intent that all awards granted under the 2006 Plan will not cause an imposition of additional taxes provided by Section 409A of the Code, and that the 2006 Plan should be administered so that such taxes are not imposed.

        Section 280G Limits.    Section 280G of the Code limits the amount of certain compensation payable upon a change in control of the Company, so-called "parachute payments." If stock options or other awards vest upon a change in control, or if other payments contingent upon such a change in control are made, the vesting or payment may in whole or in part result in a nondeductible parachute payment. In addition, the recipient of the parachute payment would be subject to a 20% excise tax that we would be required to withhold in addition to federal income tax. The 2006 Plan provides discretion to the Board to provide for the vesting of awards upon a change in control.

Amendment and Termination

        The administrator may amend the 2006 Plan at any time or from time to time or may terminate it, but any such amendment shall be subject to the approval of the stockholders in the manner and to the extent required by applicable law, rules, or regulations. Nevertheless, no action by the administrator or the stockholders may alter or impair any option or other type of award under the 2006 Plan, unless mutually agreed otherwise between the holder of the award and the administrator. The 2006 Plan will continue in effect for a term of ten years, unless terminated earlier in accordance with the provisions of the 2006 Plan.

New Plan Benefits

        The future benefits or amounts that will be granted under the 2006 Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. In addition, the benefits and amounts that would have been received by or allocated to directors, executive officers, directors and our other employees for the last completed fiscal year if the Amendment to the 2006 Plan had been in effect cannot be determined. As disclosed above under the heading "Compensation Discussion and Analysis—Director Compensation," each current Nonemployee Director of the Company presently receives as part of his or her annual retainer, a quarterly award under the 2006 Plan of $31,250 worth of our Common Stock.

Vote Required

        Approval of the material terms of the performance goals in the 2006 Plan pursuant to Section 162(m) of the Code requires the affirmative vote of a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote.

        A requirement of Section 162(m) of the Code is that the 2006 Plan's performance goals be approved at least once every five years to maintain tax deductibility of awards made under the 2006 Plan. The Stock Plan was last approved at our 2006 Annual Meeting of Stockholders. This means that in our view, if Proposal No. 3 is not approved with respect to the 2006 Plan, we risk losing the tax advantages of Section 162(m) of the Code with respect to the 2006 Plan. An affirmative vote of a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote for Proposal No. 3 is expected to extend compliance with Section 162(m) of the Code until May 2016.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
"FOR" PROPOSAL NO. 3 TO RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE
GOALS UNDER THE DECKERS 2006 EQUITY INCENTIVE PLAN.

 PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are asking our stockholders to approve an advisory resolution on the Company's executive compensation as reported in this proxy statement. As described in detail in the "Compensation Discussion and Analysis" section of this proxy statement, the Compensation and Management Development Committee has structured our executive compensation program to:

  •
  Attract and retain key executives

  •
  Align executives' interests with that of our stockholders

  •
  Pay for performance

  •
  Reward achievement of short-term and long-term goals

        In 2010, we achieved a record level of over $1 billion in annual sales for the first time ever, continuing a trend of increases in revenue and diluted earnings per share every year since 2006. We believe that our executive compensation practices have fostered such success by:

  •
  Including reasonable vesting provisions for our equity awards

  •
  Providing both cash and equity awards

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  Establishing performance goals to reflect the individual contribution of each executive and Company-wide performance

  •
  Requiring achievement of long and short-term Company goals before payment of certain compensation elements

        We urge stockholders to carefully read the "Compensation Discussion and Analysis" beginning on page 16, which describes in greater detail how our executive compensation policies and procedures operate, as well as the Summary Compensation Table and related compensation tables that follow it. The Board and the Compensation Committee believe that the compensation policies and procedures described in this proxy statement are effective in achieving our compensation objectives.

        Therefore, in accordance with the recently adopted Section 14A of the Exchange Act, and as a matter of good corporate governance, we ask our stockholders to approve the following advisory resolution at the 2011 Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2011 Annual Meeting of Stockholders."

        Because this vote is advisory, it will not be binding upon the Board of Directors or the Compensation and Management Development Committee. However, the Compensation and Management Development Committee will take the outcome of the vote into account when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
"FOR" PROPOSAL NO. 4 TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

 PROPOSAL NO. 5
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

        Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote on whether future advisory votes on our Named Executive Officers' compensation program should occur every year, every two years, or every three years.

        After careful consideration, the Board of Directors believes that submitting the advisory vote on executive compensation on an annual basis is appropriate for the Company and its stockholders at this time. We view the advisory vote on the compensation of our Named Executive Officers as an additional, but not the only, opportunity for our stockholders to communicate with us regarding their views on our executive compensation programs.

        Stockholders may vote for "one year," "two years" or "three years," with respect to this proposal or may abstain from voting. The option of one year, two years or three years that receives a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote will be the frequency for the advisory vote on executive compensation selected by our stockholders. In the absence of a majority of votes cast in support of any one frequency, the option of one year, two years or three years that receives the greatest number of votes will be considered the frequency selected by our stockholders.

        This vote is advisory and not binding on the Company or our Board of Directors. The Board of Directors and Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussion with stockholders and the adoption of material changes to our compensation programs.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION "EVERY YEAR."

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

        Any stockholder desiring to submit a proposal for action at our 2012 Annual Meeting of Stockholders and include it in our Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to us at our principal executive offices no later than December 17, 2011, which is 120 calendar days prior to the anniversary of the mailing date of this year's Proxy Statement, in order to be considered for possible inclusion in the Proxy Statement for that meeting. If the date of next year's Annual Meeting is moved more than 30 days before or after the anniversary date of this year's Annual Meeting, the deadline for inclusion of proposals in our Proxy Statement for our 2012 Annual Meeting of Stockholders is instead a reasonable time before we begin to print and mail the proxy materials for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included, and other aspects, are regulated by the Securities Exchange Act of 1934, as amended, rules and regulations of the Securities and Exchange Commission, other laws and regulations, and our Bylaws, to which interested persons should refer. You may obtain a complete copy of our Bylaws without charge by submitting a written request to our Corporate Secretary at our principal executive office. Stockholders wishing to submit for consideration a possible Board candidate should follow the procedures set forth under "Procedures for Stockholder Nominations."

        If a stockholder desires to bring business before the 2012 Annual Meeting of Stockholders which is not the subject of a proposal properly submitted for inclusion in the Company's Proxy Statement, the stockholder must follow procedures outlined in the Company's Bylaws. The Bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (a) such nominations or proposals are included in the Company's Proxy Statement or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (b) the stockholder has delivered written notice to the Company (containing certain information specified in the Bylaws) not less than 90 days prior to the date of the meeting. However, if the Company has given less than 90 days advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by the Company not later than the 7th day following the date on which notice of the meeting is mailed or the meeting date is otherwise publicly disclosed.

OTHER BUSINESS OF THE ANNUAL MEETING

        Management is not aware of any matters to come before the Annual Meeting or any continuation, postponement or adjournment thereof other than the election of directors, the ratification of the selection of the Company's independent registered public accounting firm, re-approval of the material terms of the performance goals under our 2006 Equity Incentive Plan, the advisory vote on executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation. However, inasmuch as matters of which management is not now aware may come before the Annual Meeting or any continuation, postponement or adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the persons named in such Proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by Proxy directly on such matter. Upon receipt of such Proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

COST OF SOLICITATION

        The solicitation of Proxies is made on behalf of the Company and all the expenses of soliciting Proxies from stockholders will be borne by the Company. In addition to the solicitation of Proxies by use of the mail, officers and regular employees may communicate with stockholders personally or by mail, telephone, or otherwise for the purpose of soliciting such Proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons. The total estimated cost of the solicitation of Proxies is approximately $72,000.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the Proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of KPMG LLP, the Company's independent registered public accounting firm.

        The Company will provide a copy of the exhibits to its Form 10-K for the fiscal year ended December 31, 2010 upon the written request of any beneficial owner of the Company's securities as of the Record Date and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Secretary of the Company at the Company's corporate offices at 495-A South Fairview Avenue, Goleta, California 93117.

 HOUSEHOLDING

        If you are the beneficial owner, but not the record holder, of shares of Company stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and the Company's Annual Report to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. The company will deliver promptly, upon written or oral request, a separate copy of this proxy statement and its Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to the Secretary of the Company at the Company's corporate offices at 495-A South Fairview Avenue, Goleta, California 93117or by telephone at (805) 967-7611. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future should make a request directly to their broker, bank or other nominee.

        Deckers' Proxy Statement for the 2011 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2010, are available at http://www.deckers.com.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ ANGEL R. MARTINEZ Angel R. Martinez Chair of the Board, President and Chief Executive Officer

Goleta, California
April 13, 2011

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000101878_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Angel R. Martinez 02 Rex A. Licklider 03 John M. Gibbons 04 John G. Perenchio 05 Maureen Conners 06 Ruth M. Owades 07 Karyn O. Barsa 08 Michael F. Devine, III DECKERS OUTDOOR CORPORATION 495-A SOUTH FAIRVIEW AVE GOLETA, CA 93117 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 30, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 30, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011. 3. To re-approve the material terms of the performance goals under our 2006 Equity Incentive Plan. 4. To approve, by advisory vote, our executive compensation program. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 5. To recommend, by advisory vote, the frequency of executive compensation program votes. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any continuations, postponements or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000101878_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com. DECKERS OUTDOOR CORPORATION Annual Meeting of Stockholders May 31, 2011 3:00 PM This proxy is solicited by the Board of Directors of Deckers Outdoor Corporation The undersigned hereby appoints Zohar Ziv and Thomas A. George, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Common Stock of Deckers Outdoor Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2011 Annual Meeting of Stockholders to be held on May 31, 2011 and any continuations, postponements or adjournments thereof, with all powers which the undersigned would possess if present at the Meeting. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy card will be voted for the election of all nominees under proposal 1, for proposal 2, for proposal 3, for proposal 4, for "every year" for proposal 5, and in the discretion of the proxies with respect to such other business as may properly come before the meeting. At the date the Proxy Statement went to press, we did not anticipate any other matters would be raised at the Annual Meeting. Continued and to be signed on reverse side

QuickLinks

2011 Proxy Summary
PROPOSAL NO. 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
CEO's 2010 Guaranteed Pay vs. At-Risk Pay
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS IN 2010
OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR END
2010 OPTION EXERCISES AND STOCK VESTED
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 PROPOSAL TO RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE DECKERS 2006 EQUITY INCENTIVE PLAN
PROPOSAL NO. 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4 TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.
PROPOSAL NO. 5 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION "EVERY YEAR."
STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING
OTHER BUSINESS OF THE ANNUAL MEETING
COST OF SOLICITATION
ANNUAL REPORT ON FORM 10-K
HOUSEHOLDING